UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	87-0369205
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 South 400 West, Salt Lake City, UT 84101
Telephone 888-778-5372
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Ryan Smith, Chief Executive Officer
Investview, Inc.
12 South 400 West, Salt Lake City, UT 84101
Telephone: 888-778-5372
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Kevin C. Timken
Michael Best & Friedrich LLP
170 South Main Street, Suite 1000, Salt Lake City, UT 84101
Telephone: 385-695-6450

From time to time after the effectiveness of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be Registered	Registered(1)(2)	Offering Price per Share(2)	Aggregate Offering Price	Registration Fee
Common stock, $0.001 par value	103,000,000	$0.0122	$1,256,600	$152.30

(1)
The shares of our common stock being registered hereunder are being registered for sale by the selling stockholders, as defined in the accompanying prospectus.
(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low trading prices of $0.0122 per share for the issuer’s common stock on January 16, 2019, as reported on the OTCQB tier of the OTC Markets Group..
(4)
100,000,000 shares of our common stock are being registered hereunder for resale by TRITON FUNDS LP in accordance with the terms of a Common Stock Purchase Agreement and this number represents a good–faith estimate of the number of our shares of common stock issuable under that agreement. Should the number of shares being registered be an insufficient number to fully use the credit facility, we will not rely on Rule 416, but will file a new registration statement to cover the resale of such additional shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine

PRELIMINARY PROSPECTUS
Subject to Completion, Dated January 18, 2019

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

INVESTVIEW, INC.
103,000,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 103,000,000 shares of the common stock of Investview, Inc., a Nevada corporation (“Investview”), 100,000,000 of which may be issued pursuant to the Common Stock Purchase Agreement, which we refer to in this prospectus as the “CSPA,” and the Registration Rights Agreement, which we refer to in this prospectus as the “RRA,” that we entered into with TRITON FUNDS LP, a Delaware limited partnership (“Investor”), and 3,000,000 of which were donated to TRITON FUNDS LLC, an affiliate of Investor. Please refer to the sections of this prospectus entitled “The Equity Purchase Transactions” for descriptions of the CSPA and the RRA and “Selling Stockholders” for additional information regarding the selling stockholders.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling stockholders. We will, however, receive proceeds from the sale of securities under the CSPA.

Investor is an “underwriter” within the meaning of the Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The selling stockholders may offer and sell, from time to time, common stock using this prospectus in transactions:

●	on the OTC Markets or otherwise;

●	at market prices, which may vary during the offering period, or at negotiated prices; and

●	in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, or otherwise.

See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to the registration statement that includes this prospectus. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The selling stockholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions relating to the sale of the shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the shares.

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “INVU.” On January 18, 2019, the last reported sale price of our common stock was $0.0138.

An investment in our shares involves certain risks. We urge you to read the “Risk Factors” section beginning on page 6 and the remainder of this prospectus before making an investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ____, 2019

Table of Contents

Page

Prospectus Summary	3
Forward-Looking Statements	5
Risk Factors	6
Price Range of Common Stock and Dividend Policy	14
Use of Proceeds	15
Capitalization	16
Dilution	17
Management’s Discussion and Analysis of Financial Condition and Results of Operation	15
Business	22
Management	27
Executive Compensation	29
Principal Stockholders	31
Transactions with Related Persons, Promoters, and Control Persons	32
The Equity Purchase Transactions	33
Selling Stockholders	34
Plan of Distribution	35
Description of Capital Stock	36
Where You Can Find Additional Information	37
Legal Matters	37
Experts	37
Index to Financial Statements	F-1

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized any underwriters, brokers, or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This prospectus summary contains an overview of the information from this prospectus, but may not contain all of the information that is important to you. This prospectus includes specific terms of the offering of our common stock, information about our business, and financial data. We encourage you to read this prospectus, including the “Risk Factors” section beginning on page 6, in its entirety before making an investing decision. You should read this prospectus together with additional information described below under the heading “Where You Can Find Additional Information.” As used in this prospectus, the terms “we,” “us,” and “our” refer to Investview, Inc., a corporation organized under the laws of the state of Nevada, including our subsidiaries, and our predecessors, unless the context indicates a different meaning.

Our Business

Through our wholly owned subsidiary, Kuvera, we provide research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, Forex, ETFs, binary options, crowdfunding, cryptocurrency mining services, and sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

Our Address

Our principal executive offices are located at 12 South 400 West, Salt Lake City, UT 84101, and our telephone number is 888-778-5372.

The Offering

This prospectus relates to the resale of up to 100,000,000 shares of our common stock by TRITON FUNDS LP (Investor) and 3,000,000 shares of our common stock by TRITON FUNDS LLC, together the selling stockholders.

On December 29, 2018, we entered into the CSPA and RRA with Investor. The RRA requires us to file a registration statement registering the resale of Investor’s shares within 15 days of the CSPA. Under the CSPA, Investor agreed to purchase up to $1.0 million of our common stock following the date that the registration statement becomes effective. Up to 100,000,000 shares of our common stock are being offered for resale under this prospectus. The shares will be purchased at 85% of the lowest closing price of the common stock in the five consecutive trading days immediately preceding the delivery of a purchase notice from Investor to us. The purchase of shares by Investor is subject to certain limitations, including that Investor cannot purchase any shares that would result in it owning more than 4.9% of our common stock.

In connection with the CSPA, we paid a document preparation fee of $10,000 and donated 3,000,000 shares of our common stock to TRITON FUNDS LLC, an affiliate of Investor. This registration statement also registers the resale of those 3,000,000 shares.

If all 103 million shares offered were sold, they would represent 4.4% of the total number of shares of our common stock outstanding and 7.5% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any issuances to Investor.

Securities Offered

Common stock offered by the selling stockholders:	Up to 100,000,000 shares by Investor and 3,000,000 shares by TRITON FUNDS LLC

Common stock outstanding before the offering:	2,216,661,318 shares, which includes the 3,000,000 shares held by TRITON FUNDS LLC

Common stock to be outstanding after giving effect to the issuance of the offered shares registered hereunder:	2,316,661,318 shares

Shares issuable upon exercise of outstanding options and warrants:
The total number of shares of our common stock outstanding before the offering, and to be outstanding after giving effect to the issuance of 100,000,000 shares registered hereunder, excludes about 35,000 shares of common stock reserved for the exercise of outstanding options and 6,052,497 shares issuable on the exercise of outstanding options and warrants.

Use of proceeds:
We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. However, we may receive up to $1.0 million from sales of shares to Investor under the CSPA. Proceeds that we receive from sales under the CSPA will be used to further develop our products, reduce current liabilities, and fund general corporate purposes. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	INVU

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. Statements that describe our future strategic goals, plans, objectives, and predictions are also forward-looking statements. This prospectus contains forward-looking statements relating to future products or product development; future selling, general and administrative costs and research and development spending; future performance of our network marketing efforts; our expectations regarding ongoing litigation; international growth; and future financial performance, results of operations, capital expenditures, and sufficiency of capital resources to fund our operating requirements.

This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to:

●
noncompliance by our independent distributors with applicable legal requirements or our policies and procedures;

●
potential adverse effects on our business and stock price due to ineffective internal controls over financial reporting;

●
inability to manage financial reporting and internal control systems and processes;

●
inability to properly motivate and manage our independent distributors;

●
inability to manage existing markets, open new international markets, or expand our operations;

●
inability of new products to gain distributor or market acceptance;

●
inability to execute our product launch process due to increased pressure on our supply chain, information systems, and management;

●
disruptions in our information technology systems;

●
inability to protect against cybersecurity risks and to maintain the integrity of data;

●
international trade or foreign exchange restrictions, increased tariffs, foreign currency exchange fluctuations;

●
deterioration of global economic conditions;

●
inability to raise additional capital if needed;

●
inability to retain independent distributors or to attract new independent distributors on an ongoing basis;

●
government regulations on direct selling activities in our various markets prohibiting or severely restricting our business;

●
unfavorable publicity on our business or products;

●
a finding that our direct selling program is not in compliance with current or newly adopted laws or regulations in various markets;

●
expensive and time-consuming legal proceedings;

●
potential for investigatory and enforcement action by the Federal Trade Commission;

●
failure to comply with anti-corruption laws;

●
inability to build and integrate our management team;

●
loss of, or inability to attract, key personnel;

●
unexpected tax or other assessments relating to the activity of our independent distributors;

●
economic, political, foreign exchange, and other risks associated with international operations; and

●
volatility of the market price of our common stock.

Any forward-looking statements, including those regarding our or our management’s current beliefs, expectations, anticipations, estimations, projections, proposals, plans, or intentions, are not guarantees of future performance or results or events and involve risks and uncertainties, such as those discussed in this prospectus.

The forward-looking statements in this prospectus are based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those we now assume or anticipate. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed in this prospectus. These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. Any forward-looking statements are made only as of the date of this prospectus, and we assume no obligation to update forward-looking statements to reflect subsequent events or circumstances.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results, or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

Risks Related to our Business

We have a limited operating history and, therefore, there is an elevated risk of potential business failure unless we can overcome the various obstacles inherent to an early-stage business.

We have only limited prior business operations. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. Investors should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its early stage, many of which are beyond our control, including unanticipated research and development expenses, employment costs, and administrative expenses. We cannot assure our investors that our proposed business plans as described herein will materialize or prove successful, or that we will be able to finalize development of our products or operate profitably.

We have incurred substantial operating losses since inception (August 1, 2005), and we may never achieve profitability.

From our inception on August 1, 2005 through September 30, 2018, we have incurred cumulative losses of $20,611,269. Net losses from operations were $2,643,204 for the six months ended September 30, 2018, and our cash balance at September 30, 2018, was $829,809. Accordingly, we cannot assure that we will achieve profitability in the immediate future or at all.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their audit opinion issued in connection with our consolidated balance sheet as of March 31, 2018, and our related consolidated statements of operations, deficiency in stockholders’ equity, and cash flows for the year ended March 31, 2018, our auditors have expressed substantial doubt about our ability to continue as a going concern given our recurring net losses, negative cash flows from operations, and the limited amount of funds on our balance sheet. We have prepared our consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue in existence. This could make it more difficult to raise capital in the future.

We may not be able to manage our growth effectively, which could slow or prevent our ability to achieve profitability.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources and delay or prevent our efforts to achieve profitability. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure, and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve our operational, financial, and management controls and procedures. If we do not manage our growth effectively, slower growth is likely to occur, thereby slowing or negating our ability to achieve and sustain profitability.

We may not be able to fully protect our proprietary rights and we may infringe the proprietary rights of others, which could result in costly litigation.

Our future success depends on our ability to protect and preserve the proprietary rights related to our products. We cannot assure that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We also rely on trade secrets, common law trademark rights, and trademark registrations, as well as confidentiality and work for hire, development, assignment, and license agreements with employees, consultants, third-party developers, licensees, and customers. Our protective measures for these intangible assets afford only limited protection and may be flawed or inadequate.

Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressures defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the intellectual property in question or obtain a license to use those rights or develop noninfringing alternatives.

Our business could be negatively affected by any adverse economic developments in the securities markets or the economy in general.

We depend on the interest of individuals in obtaining financial information and securities trading strategies to assist them in making their own investment decisions. Significant downturns in the securities markets or in general economic and political conditions may cause individuals to be reluctant to make their own investment decisions and, thus, decrease the demand for our products. Significant upturns in the securities markets or in general economic and political conditions may cause individuals to be less proactive in seeking ways to improve the returns on their trading or investment decisions and, thus, decrease the demand for our products.

We may encounter risks relating to security or other system disruptions and failures that could reduce the attractiveness of our sites and that could harm our business.

Although we have implemented various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, or loss of data. For instance, because a portion of our revenue is based on individuals using credit cards to purchase subscriptions over the Internet and a portion from advertisers that seek to encourage people to use the Internet to purchase goods or services, our business could be adversely affected by these break-ins or disruptions. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website may experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures, or significant increases in traffic when there have been important business or financial news stories. These strains on our systems could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. Our websites could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of information from us. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, may not be fully covered by our insurance, could damage our reputation, and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

We will need to introduce new products and services and enhance existing products and services to remain competitive.

Our future success depends in part on our ability to develop and enhance our products and services. In addition, the adoption of new Internet, networking, or telecommunications technologies or other technological changes could require us to incur substantial expenditures to enhance or adapt our services or infrastructure. There are significant technical and financial costs and risks in the development of new or enhanced products and services, including the risk that we might be unable to effectively use new technologies, adapt our services to emerging industry standards, or develop, introduce, and market enhanced or new products and services. An inability to develop new products and services, or enhance existing offerings, could have a material adverse effect on our profitability.

We rely on external service providers to perform certain key functions.

We rely on a number of external service providers for certain key technology, processing, service, and support functions. External content providers provide us with financial information, market news, charts, option and stock quotes, research reports, and other fundamental data that we offer to clients. These service providers face technological and operational risks of their own. Any significant failures by them, including improper use or disclosure of our confidential client, employee, or company information, could cause us to incur losses and could harm our reputation.

We cannot assure that any external service providers will be able to continue to provide these services in an efficient, cost-effective manner or that they will be able to adequately expand their services to meet our needs. An interruption in or the cessation of service by any external service provider as a result of systems failures, capacity constraints, financial constraints or problems, unanticipated trading market closures, or for any other reason, and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations, and financial condition.

We could face liability and other costs relating to storage and use of personal information about its users.

Users provide us with personal information, including credit card information, which we do not share without the user’s consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users’ personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. New privacy legislation may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

Our business could be negatively affected if we are required to defend allegations of unfair competition and unfair false or deceptive acts or practices in or affecting commerce.

Advertising and marketing of our products in the United States are also subject to regulation by the Federal Trade Commission (“FTC”) under the Federal Trade Commission Act, or FTC Act. Among other things, the FTC Act prohibits unfair methods of competition and unfair false or deceptive acts or practices in or affecting commerce. The FTC Act also makes it illegal to disseminate or cause to be disseminated any false advertisement. The FTC routinely reviews websites to identify questionable advertising claims and practices. Competitors sometimes inform the FTC when they believe other competitors are violating the FTC Act and consumers also notify the FTC of what they believe may be wrongful advertising. The FTC may initiate a nonpublic investigation that focuses on our advertising claims, which usually involves nonpublic, pre-lawsuit, extensive formal discovery. Such an investigation may be lengthy and expensive to defend and result in a publicly disclosed consent decree or settlement agreement. If no settlement can be reached, the FTC may start an administrative proceeding or a federal court lawsuit against us or our principal officers. The FTC often seeks to recover from the defendants, whether in a consent decree or a proceeding, any or all of the following: (i) consumer redress in the form of monetary relief or disgorgement of profits; (ii) significant reporting requirements for several years; and (iii) injunctive relief. In addition, most, if not all, states have statutes prohibiting deceptive and unfair acts and practices. The requirements under these state statutes are similar to those of the FTC Act.

We accept and hold cryptocurrencies, which may subject us to exchange risk and additional tax and regulatory requirements.

We have recently begun accepting cryptocurrency as a form of payment. Cryptocurrencies are not considered legal tender or backed by any government and have experienced significant price volatility, technological glitches, and various law enforcement and regulatory interventions. If we fail to comply with regulations or prohibitions applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences. We also hold cryptocurrencies directly, subjecting us to exchange rate risk as well as the risk that regulatory or other developments and the recent price volatility may adversely affect the value of the cryptocurrencies we hold. The uncertainties regarding legal and regulatory requirements relating to cryptocurrencies or transactions using cryptocurrencies, as well as potential accounting and tax issues or other requirements relating to cryptocurrencies, could have a material adverse effect on our business.

Our business could be negatively affected if we are required to defend allegations that our direct selling activities are fraudulent or deceptive schemes, are against public interest, or are the sale of unregistered securities.

Direct selling activities are regulated by the FTC, as well as various federal, state, and local governmental agencies in the United States and foreign countries. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, which compensate participants primarily for recruiting additional participants without significant emphasis on product sales. Regulators may take the position that some or all of our products are deemed to be securities, the sale of which has not been registered.

The laws and regulations governing direct selling are modified from time to time, and like other direct selling companies, we may be subject from time to time to government investigations related to our direct selling activities. This may require us to make changes to our business model and our compensation plan.

Our independent distributors could fail to comply with applicable legal requirements or our distributor policies and procedures, which could result in claims against us that could harm our business.

Our independent distributors are independent contractors and, accordingly, we are not in a position to directly provide the same oversight, direction, and motivation as we could if they were our employees. As a result, we cannot assure that our independent distributors will comply with applicable laws or regulations or our distributor policies and procedures.

Extensive federal, state, local, and international laws regulate our business, products, and direct selling activities. Because we have expanded into foreign countries, our policies and procedures for our independent distributors differ slightly in some countries due to the different legal requirements of each country in which we do business.

Our proprietary systems may be compromised by hackers.

Our current products and other products and services that we may develop in the future will be based on proprietary software and customer-specific data that we protect by routine measures such as password protection, confidentiality and nondisclosure agreements with employees, and similar measures. Any unauthorized access to our software or data could materially disrupt our business and result in financial loss and damages to our business reputation.

Our future success is largely dependent on our current management.

Our business was built by the vision, dedication, and expertise of our officers Ryan Smith, Annette Raynor, Chad Miller, Mario Romano, and William Kosoff, who are responsible for our day-to-day operations and creative development. Our success is dependent upon the continued efforts of these people. If it became necessary to replace them, it is unlikely new management could be found that would have the same level of knowledge and dedication to our success. The loss of the services of these professionals, especially in the development of future proprietary software, patents, or applications, would adversely affect our business.

Risks Related to Our Common Stock

We will need to raise additional capital. If we are unable to raise additional capital, our business may fail.

Because our revenues are not yet sufficient to cover expenses or fund our growth, we need to secure ongoing funding. If we are unable to obtain adequate additional financing, we may not be able to successfully market and sell our products, our business operations will most likely be discontinued, and we will cease to be a going concern. To secure additional financing, we may need to borrow money or sell more securities. Under these circumstances, we may be unable to secure additional financing on favorable terms or at all. Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

Our common stock price has been and may continue to be extremely volatile.

Our common stock has closed as low as $0.006 per share and as high as $.0649 per share during the year preceding the date of this prospectus. We believe this volatility may be caused, in part, by variations in our quarterly operating results, delays in development of our technologies, changes in market valuations of similar companies, and the volume of our stock in the market.

Additionally, in recent years the stock market in general, and the OTC Markets and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price regardless of our operating performance. The historical trading of our common stock is not necessarily an indicator of how it will trade in the future and our trading price as of the date of this prospectus is not necessarily an indicator of what the trading price of our common stock might be in the future.

In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies’ common stock. If we become involved in this type of litigation in the future it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on our stock price.

Shares of our common stock may never become eligible for trading on Nasdaq or a national securities exchange.

We cannot assure that we will ever be listed on the Nasdaq Stock Market or on another national securities exchange. Listing on one of the Nasdaq markets or one of the national securities exchanges is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements. There are also continuing eligibility requirements for companies listed on national securities exchanges. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit the ability of our stockholders to sell their shares, which could result in a loss of some or all of their investments.

If we fail to file periodic reports with the U.S. Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB.

Although our common stock trades on the OTCQB, a regular trading market for our common stock may not be sustained in the future. OTC Markets limits quotation on the OTCQB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. If we fail to remain current in the filing of our reports with the Securities and Exchange Commission, our common stock will not be able to be traded on the OTCQB. The OTCQB is an inter-dealer market that provides significantly less liquidity than a national securities exchange or automated quotation system.

Because our common stock is considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is considered a “penny stock” on the OTC Markets as it currently trades for less than $5.00 per share. The OTC Market system is generally regarded as a less efficient trading market than the Nasdaq Capital or Global Markets.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information respecting transactions in these securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Because we have no plans to pay dividends on our common stock, stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

Certain provisions of Nevada law and of our corporate charter may inhibit a potential acquisition of our Company, and this could depress our stock price.

Nevada corporate law includes provisions that could delay, defer, or prevent a change in control of our company or our management. These provisions could discourage information contests and make it more difficult for our stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

(i)
without prior stockholder approval, our board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of our common stock and to determine the rights, privileges, and inference of that preferred stock;

(ii)
there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

(iii)
stockholders cannot call a special meeting of stockholders.

Our indemnification of our directors and officers may limit the rights of our stockholders.

While our board of directors and officers are generally accountable to our stockholders and us, the liability of our directors and officers to all parties is limited in certain respects under applicable state law and our articles of incorporation and bylaws, as in effect. Further, we have agreed or may agree to indemnify our directors and officers against liabilities not attributable to certain limited circumstances. This limitation of liability and indemnity may limit rights that our stockholders would otherwise have to seek redress against our directors and officers.

Additional issuances of stock options and warrants, convertible notes, and stock grants will cause additional substantial dilution to our stockholders.

Given our limited cash, liquidity, and revenues, it is likely that in the future, as in the past, we will issue additional warrants, stock grants, and convertible debt to finance our future business operations and acquisitions and strategic relationships. The issuance of additional shares of common stock, the exercise of warrants, and the conversion of debt to stock could cause additional dilution to our stockholders and could have further adverse effects on the market price for our securities or on our ability to obtain future financing. The 2018 increase in our authorized shares from two billion to ten billion increased the magnitude of this risk substantially.

The amount of authorized common stock may result in management implementing anti-takeover procedures by issuing new securities.

The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity. Although, we have no current plans to issue additional stock for this purpose, management could use the additional shares that are now available or that may be available after a possible further recapitalization to resist or frustrate a third-party transaction. Generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by law or any rules or regulations to which we are subject.

Depending upon the consideration per share for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership—for voting, distributions, and all other purposes—represented by existing shares of common stock. The availability for issuance of the additional shares of common stock may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of us. Although our board has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely. Holders of our common stock do not have any preemptive rights to acquire any additional securities issued by us.

Our stockholders may not recoup all or any portion of their investment upon our dissolution.

In the event of a liquidation, dissolution, or winding-up of our company, whether voluntary or involuntary, our net remaining proceeds and/or assets, after paying all of our debts and liabilities, will be distributed to the holders of common stock on a pro-rata basis. We cannot assure that we will have available assets to pay to the holders of common stock any amounts upon such a liquidation, dissolution, or winding-up of our company. In this event, our stockholders could lose some or all of their investment.

The sale of our common stock to Investor may cause dilution, and the sale of the shares of common stock acquired by the selling stockholders, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under our CSPA, we will sell shares to TRITON FUNDS LP (Investor) upon receiving a purchase notice setting forth the number of shares that the Investor intends to require us to sell pursuant to the terms of the CSPA, except that, pursuant to the terms of the CSPA, we would be unable to sell shares to Investor if such purchase would result in its beneficial ownership of more than 4.9% of our outstanding common stock. After Investor has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to Investor by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish.

In addition, the per-share purchase price for these shares will be equal to 85% of the lowest closing price of the common stock for the five consecutive trading days immediately preceding Investor’s delivery of a purchase notice. Depending on market liquidity at the time, sales of these shares may cause the trading price of our common stock to fall.

Investor will pay less than the then-prevailing market price for our common stock.

We will sell common stock to Investor pursuant to the CSPA at 85% of the lowest closing price of the common stock in the five consecutive trading days immediately preceding the delivery of a purchase notice from Investor. Investor has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Investor sells the shares, the price of our common stock could decrease. If our stock price decreases, Investor may have a further incentive to sell the shares of our common stock that it holds and purchase additional shares to sell. These sales may have a further impact on our stock price.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Information

The following table sets forth the range of low and high closing sale prices for our common stock for each of the periods indicated as reported and summarized by the OTCQB:

	Low	High
2019:
Fourth Quarter (through January 18)	$0.008	$0.02
Third Quarter	0.006	0.02
Second Quarter	0.030	0.01
First Quarter	0.011	0.03

2018:
Fourth Quarter	0.024	0.07
Third Quarter	0.051	0.10
Second Quarter	0.064	0.08
First Quarter	0.005	0.07

2017:
Fourth Quarter	0.002	0.01
Third Quarter	0.002	0.01
Second Quarter	0.003	0.01
First Quarter	0.007	0.10

On January 18, 2019, the closing price per share of our common stock on the OTCQB was $0.0138. As of January 18, 2019, we had approximately 570 stockholders of record of our common stock and 2,216,661,318 shares of common stock issued and outstanding.

Dividends

Holders of shares of common stock are entitled to share pro rata in dividends and distributions for the common stock when, as, and if declared by the board of directors out of funds legally available therefor. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future revenues, capital requirements, overall financial condition, and such other factors as our board of directors deems relevant.

Equity Compensation Plans

The following table summarizes the equity compensation plans under which our securities may be issued as of September 30, 2018:

Number of Securities
	Number of		Remaining Available
	Securities To Be	Weighted-Average	for Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans
approved by security holders	--	--	--
Equity compensation plans
approved by security holders	35,000	$10	--

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds upon the sale of shares by the selling stockholders in this offering. However, we may receive gross proceeds of up to $1.0 million under the CSPA with Investor assuming that we sell all the common stock that we have the right, but not the obligation, to sell to it under the CSPA. See “Plan of Distribution” on page 38 in this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to Investor under the CSPA to further develop our products, reduce current liabilities, and fund other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales to Investor.

Even if we sell $1.0 million in shares of our common stock to Investor pursuant to the CSPA, we will need to obtain additional financing in the future in order to fully fund all of our planned activities. We may seek additional capital in the private and public equity or debt markets and pursue business development activities and business combinations to continue and expand our operations, respond to competitive pressures, develop new products and services, and support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, we cannot assure that we can consummate such a transaction or consummate a transaction at favorable pricing.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018, without giving effect to any changes subsequent to such date, as adjusted to reflect the subsequent sale of 103,000,000 shares to the selling stockholders. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus:

Capitalization as of September 30, 2018

		Actual		After Offering	Percent
Outstanding					
Common stock		2,213,661,318		2,213,661,318	95.6%
Sold in offering		-		103,000,000	4.4%
		2,213,661,318		2,316,661,318	100.0%
Capitalization					
Par value	$	0.001	$	0.001	
Stated capital	$	2,213,661	$	2,213,661	
Increase to stated capital attributable to offering				103,000	
				2,316,661	
Additional paid in capital		17,112,945		17,112,945	
Increase to paid-in capital attributable to offering*				1,075,190	
				18,188,135	
Accumulated deficit	$	(20,611,269)		(20,611,269)	
	$	(1,284,663)	$	(106,473)	

The number of outstanding shares shown above excludes an aggregate of 6,087,497 shares that may be issued on the exercise of options and warrants outstanding as of the date of this prospectus.

The sale of additional common stock to Investor in accordance with the CSPA will substantially increase the number of shares we will have outstanding and correspondingly dilute the percentage interest in us of our existing stockholders, including persons purchasing common stock in this offering.

DILUTION

Our net tangible book value on September 30, 2018, not adjusted to reflect any changes in our financial condition since that date, was $(2,150,499), or approximately $(0.001) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding before the offering.

The following table illustrates the dilution, or the difference between the offering price per share, assuming an offering price of $0.0138 per share, and the net tangible book value per share as of September 30, 2018, as adjusted to reflect the receipt of net proceeds from the sale of shares to Investor at a price equivalent to 85% of the lowest closing price of the common stock in the five consecutive trading days immediately preceding the delivery of a purchase notice, but to no other events subsequent to September 30, 2018:

Trading price on the date immediately preceding the date of this prospectus		$0.0138
Net tangible book value deficit per share as of September 30, 2018	(0.0010)
Benefit to existing stockholders attributable to sale of stock in this offering	(0.0014)
Pro forma net tangible book deficit per share after the offering, as adjusted	(0.0004)
Dilution per share to purchasers in this offering		$0.0142

The sale of additional common stock to Investor in accordance with the CSPA will have a dilutive impact on our stockholders. Under the CSPA, Investor is not required to purchase more than $1.0 million in securities, so that, depending on the market price at the time of sale and the resulting price at which we sell stock, the number of shares will be limited to that number that results in an aggregate sales price of $1.0 million. In future periods our net loss per share could increase, the net tangible book value of our common stock could decrease, and the market price of our common stock could decline. In addition, the lower our stock price is at the time Investor exercises its purchase notice, the more shares of our common stock we will have to issue to Investor in order to drawdown pursuant to the CSPA. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and notes to our financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. When the words “believe,” “expect,” “plan,” “project,” “estimate,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management, and involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the U.S. Securities and Exchange Commission. The forward-looking statements included are made only as of the date of this prospectus. We disclaim any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise.

Business Overview

We provide education and technology designed to assist individuals in navigating the financial markets. Our services include research, newsletter alerts, and live education rooms that provide instruction on the subjects of equities, options, Forex, ETFs, binary options, crowdfunding, cryptocurrency mining services, and sector education. In addition to tools and research, we offer education and technology applications to assist individuals in debt reduction, increased savings, budgeting, and proper tax expense management.

Each product subscription includes a core set of tools/research, along with the personal finance management suite, to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Four packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services. The bonus plan participation is purely optional, but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

Our target market is comprised of individuals who seek to learn how to improve their financial condition and desire to learn how to reduce debt, budget their income, increase savings, and allocate their financial resource to create additional income both active and passive. We believe our marketing strategy is unique. Customer acquisition is realized through word-of-mouth marketing by those customers who actively distribute the product through home meetings, in-person presentations, one-on-one interaction, and large seminars organized and delivered by the distributors in conjunction with the company. We plan to continue to develop the in-place network and anticipate significant growth initiatives in foreign markets.

We believe our past preparation will support growth without a significant increase in expenses other than customer support and the bonus plan, which rises commensurate with revenues. Our investment in our platform, personnel, and executive management has provided us the ability to handle over four times our current volume.

Acquisition

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC (collectively “United Games”) for 50,000,000 shares of our common stock. The deal includes the purchase of the Utah-based companies’ wholly owned technology, staff, and trademarks, including the well-known FireFan mobile app.

United Games is a social gaming environment accessed through its FireFan mobile app and sold primarily through United Games affiliates. This acquisition provides us a wholly owned subsidiary that provides key synergies to our largest subsidiary, Kuvera, LLC. The acquisition of United Games brings these key benefits:

Customizable back office
Customizable commission engine
FireFan game/mobile app
FireFan brand (registered and trademarked)
In-house development team to deliver new and integrated technologies
Existing incoming revenue
Multiple newly engaged affiliates
An extensive network of contacts, customers, and affiliates
19,000 active paying members
Access to a 1.5-million-person database

Our management team is working through the transition to a common operations and development team for all of our companies and subsidiaries.

Results of Operations

Three Months Ended September 30, 2018 Compared to Three Months Ended September 30, 2017

Revenues

We recorded net revenue of $8,097,748 for the three months ended September 30, 2018, which was an increase of $4,482,443 or 124%, from the prior period revenue of $3,615,305. The increase is due to the introduction of cryptocurrency education, research, and mining packages as new products, along with a substantial increase in our customer base. Our gross billings increased by 152% ($9,646,985 in the three months ended September 30, 2018, versus $3,827,590 in the three months ended September 30, 2017); however, this was offset by refunds, incentives, credits, chargebacks, and amounts paid to suppliers.

Operating Costs and Expenses

We recorded operating costs and expenses of $9,235,513 for the three months ended September 30, 2018, which was an increase of $4,696,185, or 103%, from the prior period’s operating costs and expenses of $4,539,328. This change is principally a result of an increase of $3,089,734, or 104%, in commissions due to increasing revenues, the growth of the distribution network, and bonus programs in place that did not exist in the prior year. There was also an increase of $546,139, or 110%, in general and administrative expenses, which was mostly due to increases in platform development costs and hosting costs, along with increases in bank and merchant account fees related to increases in revenue.

Other Income and Expenses

We recorded other income of $1,985,690 for the three months ended September 30, 2018, which was a difference of $2,147,185, or 1330%, from the prior period other expenses of $161,495. The change is due to the gain on bargain purchase recorded as a result of the United Games, LLC and United League, LLC acquisition that took place during the three months ended September 30, 2018, as compared to no such gain in the prior period.

Six Months Ended September 30, 2018 Compared to Six Months Ended September 30, 2017

Revenues

We recorded net revenue of $15,609,569 for the six months ended September 30, 2018, which was an increase of $4,482,443 or 124%, from the prior period revenue of $6,593,107. The increase is due to the introduction of cryptocurrency education, research, and mining packages as new products, along with a substantial increase in our customer base. Our gross billings increased by 190% ($20,327,241 in the six months ended September 30, 2018, versus $7,017,677 in the six months ended September 30, 2017); however, this was offset by refunds, incentives, credits, chargebacks, and amounts paid to suppliers.

Operating Costs and Expenses

We recorded operating costs and expenses of $18,252,773 for the six months ended September 30, 2018, which was an increase of $9,714,409, or 114%, from the prior period’s operating costs and expenses of $8,538,364. This change is principally a result of an increase of $6,790,701, or 125%, in commissions due to increasing revenues, the growth of the distribution network, and bonus programs in place that did not exist in the prior year. There was also an increase of $1,147,918, or 138%, in general and administrative expenses, which was mostly due to increases in platform development costs and hosting costs, along with increases in bank and merchant account fees related to increases in revenue.

Other Income and Expenses

We recorded other income of $2,127,059 for the six months ended September 30, 2018, which was a difference of $6,109,695, or 153%, from the prior period other expenses of $3,982,636. The change is due to the gain on bargain purchase recorded as a result of the United Games, LLC and United League, LLC acquisition that took place during the three months ended September 30, 2018, as compared to no such gain in the prior period. Additionally, in the prior period there was a loss on debt extinguishment of $2,767,422 and the loss on spin-off of operations of $1,118,609 during the six months ended September 30, 2017, as compared to no such expense in the current period.

Liquidity and Capital Resources

During the six months ended September 30, 2018, we incurred a net loss of $558,334. This loss was funded by our cash on hand, advances of $894,000 from related parties, and $670,000 of proceeds from new debt arrangements. As a result, our cash and cash equivalents decreased by $660,877 to $829,809 as compared to $1,490,686 at the beginning of the fiscal year.

Our current liabilities exceeded our current assets (working capital deficit) by $6,413,814 as of September 30, 2018, as compared to $3,919,260 at March 31, 2018. The increase in the working capital deficit is due to the reduction of cash during the period coupled with an increase in deferred revenues due to increasing revenues during the period.

Year Ended March 31, 2018, Compared to Year Ended March 31, 2017

Revenues

Revenue, net, increased $5,044,485, or 39%, from $12,872,947 for the year ended March 31, 2017, to $17,917,432 for the year ended March 31, 2018. The majority of the increase ($4,017,853) can be explained by our introduction of cryptocurrency mining services as a new product. The remainder of the increase was due to a decrease in chargebacks and refunds from the prior year. Our gross billings increased by 62%, or $9,066,248, to $23,644,412 in the year ended March 31, 2018, versus $14,578,164 in the year ended March 31, 2017; however, this was offset by refunds, incentives, credits, chargebacks, and amounts paid to suppliers.

Operating Costs

Operating costs increased $13,782,979, or 93%, from $14,810,607 for the year ended March 31, 2017, to $28,593,586 for the year ended March 31, 2018. This was due to an increase in our cost of sales and service of $5,850,248, an increase in commissions of $4,859,271, an increase in professional fees of $1,655,523, and an increase in general and administrative costs of $1,111,464. The increases could mostly be explained by our issuance of 174,375,333 shares being issued in exchange for entering into a license agreement, a cloud mining agreement, and several consulting agreements, resulting in $6,846,059 worth of expense being recorded during the year ended March 31, 2018. Additionally, there were increases in commissions due to increasing revenues, the growth of the distribution network, and bonus programs in place that did not exist in the prior year. Lastly, there were increases due to larger amounts paid for increasing marketing and development efforts, as well as increases in accounting, audit, and legal fees associated with our reverse acquisition that was effective April 1, 2017, our public company filing requirements, and our agreements entered into during the period.

Other Income (Expense)

Other income (expense) went from $(485,504) for the year ended March 31, 2017, to $(4,212,273) for the year ended March 31, 2018. The increase is due to the loss on debt extinguishment and the loss on spin-off of operations during the year ended March 31, 2018, as compared to no such expense in the prior period. Additionally, during the year ended March 31, 2018, we issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $430,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations.

Additionally, on June 6, 2017, under an Acquisition Agreement with Market Trend Strategies, we spun-off the operations that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in those premerger operations in exchange for Market Trend assuming $419,139 in liabilities that had been on the books premerger. Accordingly, we recorded a gain on the settlement of debt of $419,139 for the liabilities assumed by Market Trend and wrote off goodwill of $1,118,609 as a loss on spin-off of operations.

Liquidity and Capital Resources

During the year ended March 31, 2018, we incurred a loss of $14,913,016. However, only $1,045,665 was cash related. This negative cash flow was funded by borrowing $498,380 from related parties, proceeds of $1,675,000 from new lending arrangements, and proceeds of $3,121,776 from the sale of common stock, offset by repayments of $1,316,500 to related parties and $1,424,578 on debt. As a result, our cash and cash equivalents increased by $1,498,070 to $1,490,686, as compared to $1,616 at the beginning of the fiscal year.

As of March 31, 2018, our current liabilities exceeded our current assets equal to a working capital deficit of $3,919,260. A year ago, at March 31, 2017, the working capital deficit was $4,247,684. Most significantly, our debt was reduced through conversions into common stock, stock issued for liabilities and for services, and debt paid off during the year ended March 31, 2018.

The above matters, among others, raise substantial doubt about our ability to continue as a going concern. During the year ended March 31, 2018, we raised $498,380 in cash proceeds from related parties, $1,675,000 in cash proceeds from new lending arrangements, and $3,121,776 from the sale of common stock. Additionally, during the year ended March 31, 2018, we exchanged $2,322,606 worth of debt into shares of common stock. Going forward we plan to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing; however, we cannot assure that funds will be available on terms acceptable to us, or if available, will be sufficient to enable us to fully complete our development activities or sustain operations. Nevertheless, the shortage of working capital adversely affects our ability to develop or participate in activities that promote our business, because a substantial portion of cash flow goes to reduce debt rather than to advance operating activities. To address this, we have implemented a series of adjustments to our affiliate/distributor bonus plan. These adjustments are designed to bring the maximum payout percentage in line with company objectives. During the period, the bonus plan exceeded maximum payout on three occasions and consistently paid out near the maximum percentage. We believe the adjustments initiated will reduce the payout slowly over a three-month period with payout percentages closer to 60%.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on the Company’s financial statements.

There are no other recently issued accounting pronouncements that we have not yet adopted that we believe are applicable or would have a material impact on our financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

BUSINESS

Overview

We provide affordable access to financial education, current market research, and cutting-edge technology that enables individuals to increase and cultivate their own financial resources, enjoy life, and plan for the future. The services include basic financial educational, expense and debt reduction tools, research, newsletter alerts, and live education rooms that include instruction on the subjects of equities, options, Forex, ETFs, binary options, crowdfunding, and the emerging cryptocurrency market.

We seek to provide a completely transparent and unique experience specifically designed to enhance the financial knowledge and improve the overall well-being of individuals worldwide. Our goal is to invest in the education, research, and technology essential to helping the financially motivated secure lasting and balanced success for today and the future.

Each product subscription includes a core set of tools/research along with the personal finance management suite providing an individual complete access to the information necessary to cultivate and manage his or her financial situation. We offer packages available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services. The bonus plan participation is purely optional but enables individuals the ability to create an additional income stream to further support their personal financial goals and objectives.

Our Vision

To disrupt the status quo and change the current state of debt accumulation by offering people the most current means and methods required to take control of their financial future in order to live more fulfilling lives, free from the instability and limitations of financial burden.

Core Values

● Care - Caring is fundamental to the way we do business. We don’t just say it; we show it. Our customers are often burdened by the weight of financial stress. They are looking for a way out, a way to succeed, a way to be free. We care because we’ve been there. We know it’s possible to improve our lives at every level. We care because we are in the business of educating and training people to find, grow, and keep a stable financial footing. We care because we are genuinely interested in offering customers a path to success.

● Innovation - We are never content to sit back. We work hard to make sure we are at the leading-edge in the financial market space, providing the most current information, technology, and resources available. We constantly strive for new and better ways to improve our business, as well as instruct those we serve. By leveraging the abilities and talents of our exceptional team, we pride ourselves in being able to provide valuable education and solutions ahead of the curve. It’s what sets us apart from the rest.

● Transparency and Truth - Confusion often leads to frustration and the inevitable breakdown of trust. We recognize the importance of being transparent, accurate, and completely honest in everything we do so that there is no confusion. Our customers count on us to provide financial services and instruction that allow them to make daily economic transactions that save and preserve wealth to meet future aspirations and insure against the unforeseen. Our number one goal is to establish an open, transparent relationship so that our customers feel confident they can trust us to act in their interest, and more importantly, with integrity.

Kuvera Brand Position Statement

“Kuvera provides financial freedom, stability, and value to those seeking life wealth balance.”

Kuvera Brand Tagline

“Wealth Life Balance”

The Products & Services

By enabling the marriage of technology and knowledge, we are able to deliver innovative solutions directly to individuals around the world. Education and information for personal finance and general financial education are largely overlooked in all levels of education. An ongoing cycle of debt accumulation, inability to save, lack of planning, and inadequate knowledge on how to cultivate our “capital” is passed from generation to generation.

By creating easy access, focused tutorials, and step-by-step planning, our education and technology tools provide individuals with the necessary information to understand the power of proper utilization of money along with the ability to design their own path toward financial fitness.

Our products generally fit under three categories:

● FIND - Find money you didn't know you had by learning to better allocate the money you already make.

● GROW - Grow your wealth utilizing the financial markets with powerful technology and the experience of market experts.

● KEEP - Keep more of what you've earned by leveraging digital tools that make tax-time headaches like receipt and mileage tracking a snap.

FIND

The “Find” categories of our products offers Money and DEDUCTR Pro.

Money is a financial education tool designed to help you eliminate debt and improve your personal financial behaviors. Money includes education by Ross Jardine, America’s Money Mentor and educator. The goal of Mr. Jardine’s videos and articles is to teach the user how to reduce debt, decrease spending, and FIND money the user did not know the user had.

There are four sections of Money:

1. Cash Flow Quick Start: 11 videos that include actionable assignments, education, and suggestions intended to help you make immediate changes that will improve your financial situation.

2. The Debt Freedom System: Digital version of Ross Jardine’s book, “The 60 Day Money Miracle.” The 12 chapters provide a map to a debt-free wealthy life.

3. Financial Tips and Strategies: 7 videos that include actionable assignments, education, and suggestions covering important categories such as housing, credit cards, insurance, student loans, etc.

4. Money Media: Additional articles and tips to help you on your path to a debt-free wealthy life.

Deductr is a personal money management tool that we provide to all members through a partnership with Deductr. The Deductr personal finance manager allows its users to manage all of their personal finances from a single view. With this tool, the user can create and monitor his or her budget and financial goals in a matter of minutes.

Deductr’s Pro personal finance manager tool has eight features:

1. Transparency - Simplifying personal finances by seeing all accounts in one place

2. Automation - Linking bank accounts to see daily transactions, automatically categorized for easy identification

3. Organization - Knowing where your money is going - seeing how it breaks down by category

4. Management - Keeping spending in check by creating budgets or using the auto-budgeting feature

5. Insights - Viewing your spending trends at a glance so you can save for the things you want

6. Debt Reduction - Seeing all your debts in one place and using the debt reduction tools to pay them off faster

7. Reporting - Tracking your net worth

8. Results - Setting financial goals and tracking your progress as you work to achieve them

Deductr Pro also includes a tax assistance feature making it easy to maximize both common and lesser-known tax benefits. Deductr can help you capture, document, and organize the expenses related to running your business right on your phone.

GROW

The heart of the program is our “Grow” component, which marries technology, market experience, and research to deliver strategies direct to individuals in seconds. We have trade strategies that cover U.S. equities options and indices, ETFs (Exchange Traded Funds), Forex, binary options, crowdfunding, and the emerging cryptocurrency markets.

FXOne – FXOne is one of our most interactive Forex products. FXOne includes live Forex binary options sessions with our market experts, as well as Forex newsletter alerts delivered right to your phone. FXOne also offers unique strategies and in-depth Forex training.

Binary options - FXOne binary options session leverage very short-term strategies that give you immediate results in a relatively short amount of time. Live sessions are often as short as 15 minutes. The live session provides the user real-time strategies that the user can follow along directly with the experts as they identify setups and provide commentary to their activity. The user can then determine whether to act on that information.

Newsletter alerts - FXOne gives the user the opportunity to follow market experts while maintaining complete control of his or her money. With FXOne Forex Alerts, our experts do the research and analysis and deliver that information to the user via email alerts. The alerts include entry criteria, exit parameters, and position adjustments. A lifetime of experience delivered right to your hands.

RYZE – RYZE is an algorithm based on supply side objectives. The algorithm identifies anomalies in currency pair transactions and enters positions that will ultimately be sold into large volume liquidations. These transactions can last intraday, multiple days, weeks, or months. RYZE is made available to international clients.

CRYPTOone—CRYPTOone offers a library of cryptocurrency resources as well as live education, analysis, and research in the cryptocurrency market. With CRYPTOone, you can learn as little or as much about the cryptocurrency universe as you’d like. CRYPTOone also provides customers digital alerts that identify cryptocurrency opportunities. Our experts do the research and analysis, and the customer decides if he or she wants to take action with the information. With just a few clicks, users can participate in the cryptocurrency market with minimal effort. CRYPTOone is the perfect way for someone to dip their toe or jump all the way in and start benefiting from the growing cryptocurrency universe.

CRYPTO Mining Packages—We offer Crypto Mining Packages that consist of computer/GPU hardware and operation and maintenance services to provide individuals access to cryptocurrency mining. Our mining hardware (hosting) facility is arranged through a contractual partnership and located in Romania. Each GPU processing card is specific to the package purchased and is individually serial numbered, and the customer may request his or her hardware to be shipped to him or her at any time. There is no guarantee or estimate of mining output provided as mining conditions change constantly and cryptocurrency is subject to a number of risks associated with emerging markets. We believe our mining services, which are physically housed, monitored, and maintained in a dedicated facility, eliminate variables associated with other mining services that are typically cloud-based.

Equity Markets—Our equity market education with alerts is our core offering and brings the knowledge and expertise of individuals who have been involved in the market for years directly to the user. Our equity services are now included in every subscription service. Our market experts provide the financial technology, education, and research that allows the user to make decisions concerning the user’s money in the market. The user maintains complete control of the user’s money by using an online brokerage of his or her choosing. Most equity pack strategies require a margin account, and users need level four options approval or higher.

Portfolio Builder—With Portfolio Builder, the user can decide which investment vehicles fit the user’s financials goals. Our Market Experts select, analyze, and review a wide field of commission free Exchange Traded Funds enabling self-directed individuals an alternative to mutual funds.

Startups—Startups provides an opportunity for the user to identify and participate in early stage businesses that may have potential to grow quickly. Michael Markowski is our Startups expert. He was named by Fortune Magazine as one of its 50 great investors. He has experience in finding extremely successful startups. With Startups, the user will receive newsletter alerts providing information about companies that Michael Markowski thinks could be potential winners. The user then decides which companies the user wants to participate in and adds them to their personal crowd funding portfolio should they decide to do so.

Kuvera University—We are committed to providing “best in class” education across a variety of topics. Kuvera University provides exclusive access to our market education library, live monthly webinars with our market experts, in-depth distributor training, personal development training, with ongoing additional content added. After watching and studying the videos and materials in Kuvera University, the user will have a foundation in the global financial markets, a deeper understanding of how to manage his or her finances effectively, and additional skills that will help the user’s entrepreneurial and professional endeavors. Kuvera University is included with all customer subscriptions to ensure an ever-increasing value to our monthly access price.

Continual expansion and enhancement to these services and their delivery is the key to the longevity of the program. With a continual focus to increase convenience through the use of technology and by offering a wide variety of market approaches, our products are designed to meet the needs of the passive, moderately active, and highly motivated self-directed investors.

KEEP

The core component of our “Keep” philosophy is the Deductr Pro software and its ability to track and manage potential tax write-offs, including automated mileage tracking in real-time. Fully deploying the capabilities of Deductr, an individual can see his or her up-to-the-minute potential tax write-offs throughout the year. Tax season becomes a painless submission of Deductr reports versus the agonizing manual process of trying to calculate expenditures once per year. In addition, Deductr Pro is instrumental in budget creation and expense management in real-time.

Our Packages

Each of our packages includes all three components of the FIND * GROW * KEEP philosophy. The only change in package offerings is the type of financial research and education selected in the GROW portion. All subscriptions include the full breadth of Kuvera University education regardless of subscription selected. We view this as our value commitment, ensuring a full suite of education with each product subscription.

Each of our product packages includes a 10-day no questions asked return policy. Subscriptions can be cancelled at any time and are billed monthly.

Distribution Method

We use an affiliate model to sell our product subscriptions. Anyone with an interest can participate in our bonus plan, which rewards them for selling product subscriptions. We believe this component of our offering is extremely powerful as it provides an additional income stream for the customer who decides to become a distributor. Individuals are much more comfortable discussing financial matters with people they know. The network becomes a support system for the customers as they learn together and share their experiences. The affiliate distribution model, while powerful, requires strict policies and procedures to ensure the company’s presentation and messaging are accurate and compliant. An affiliate/distributor is not required to be a customer to sell our products.

Competition

We face competition for each of our product categories, but do not have a similar competitor with the full suite of services offered. Each of the financial education products, alerts, tools, and newsletters face competition from similar product companies such as TheStreet.com, The Motley Fool, Jim Cramer, and like subscription-based financial research services. The personal money management education and tools face competition from free mobile apps designed for the same purpose although our personal money management does not advertise or entice the user to refinance or secure new loans and is a pure management tool that serves the individual and not the advertiser. Our tax management tools and education have limited competition, and we have deployed Deductr Pro as our tool of choice. Unique to our company is not the individual product but the combined suite of products for one monthly subscription price, cancellable at any time by the user and distributed exclusively by the active members through the optional bonus plan for those who choose to sell the service to others.

We believe our competitive advantages include:

● a generous bonus program for independent affiliates;

● a management team with extensive experience in financial education and market strategy research/technology;

● a young and motivated distributor base;

● a large demographic that services all genders, races, religions, and nationalities; and

● a delivery platform enabling us to launch new products quickly and efficiently worldwide.

Our competitive weaknesses include translation challenges as we continue international expansion and components of our distributor backend that are programmed by third-party providers.

Intellectual Property

Our success is predicated on the adoption of new and innovative technology, education, and research along with constantly improving convenience tools. The delivery of alerts and financial information through our platform provides various levels of automation that is programmed and designed by us exclusively for our products and modified to enable the individual to initiate action on alerts they desire. We own the intellectual property for many of our products strategies and platform delivery mechanisms while we make other products available through licensed arrangements. In this way, we can continually offer a full suite of “best of breed” services to ensure our members are receiving the most value and leading-edge programs for their monthly subscription.

Expansion

We are in the process of expanding the business internationally. International planning and restructuring is taking place as a result of the recent name change to Kuvera. Our affiliated entity, WG LATAM S.A.S., which has been reestablished to Kuvera LATAM S.A.S,, distributes tour products and services in Colombia and surrounding Latin American countries. International operations can be impacted by international regulations and economic conditions, although all are continuously monitored.

Government Regulation

We have positioned the company as a knowledge provider and educator that seeks to augment a user’s informed decision-making process, rather than to act as a conductor of investment decisions or a representative of investment services. As such, our activities do not fall within the scope of securities industry regulation. We do not provide securities brokerage or investment advisory services. Our products and services also do not require that any representative distributing our services conduct themselves as an investment advisor or broker. We, in fact, encourage all representatives and users of our information services to seek unrelated investment professionals for securities related activities.

We are subject to government regulation in connection with securities laws and regulations applicable to all publicly owned companies as well as laws and regulations applicable to businesses generally. We are also increasingly subject to governmental regulation and legislation specifically targeting Internet companies, such as privacy regulations adopted at the local, state, national and international levels and taxes levied at the state level. Due to the increasing use of the internet, enforcement of existing laws, such as consumer protection regulations, in connection with web-based activities has become more aggressive, and it is expected that new laws and regulations will continue to be enacted at the local, state, national, and international levels. Such new legislation, alone or combined with increasingly aggressive enforcement of existing laws, could have a material adverse effect on our future operating performance and business.

Employees

As of January 18, 2019, we had 32 employees.

Internet Address

Additional information concerning our business can be found on our website at www.investview.com for the most up-to-date corporate financial information, presentation announcements, transcripts, and archives. Information regarding our products and services offered by our wholly owned subsidiary, Kuvera LLC, may be found at www.kuveraglobal.com. Web site links provided in may change in the future. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the Securities and Exchange Commission.

Corporate History

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005, we changed domicile to Nevada and changed our name to Voxpath Holding, Inc. In September of 2006, we merged with The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holdings, Inc. and then changed our name to TheRetirementSolution.Com, Inc. and in October 2008 changed our name to Global Investor Services, Inc., before changing our name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LCC, a limited liability company, pursuant to which the Wealth Generators members agreed to contribute 100% of its outstanding securities in exchange for an aggregate of 1,358,670,942 shares of our common stock. This closing occurred after close of business on March 31, 2017, therefore, effective April 1, 2017, Wealth Generators became our wholly owned subsidiary. On February 28, 2018, we filed a name change for Wealth Generators LLC to Kuvera LLC. This did not affect our tax and federal identification.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information for our directors and executive officers:

Name	Age	Position
Ryan Smith	52	Chief Executive Officer and Director
Annette Raynor	54	Chief Operating Officer and Director
Chad Miller	53	Director
William C. Kosoff	76	Acting Chief Financial Officer

Ryan Smith—Mr. Smith has served as a director and chief executive officer since March 31, 2017. From 2013 through our acquisition of Wealth Generators, LLC (nka Kuvera, LLC), Mr. Smith served as its chief executive officer. Mr. Smith earned his BS from Brigham Young University, Provo, Utah, in 2003.

Annette Raynor—Ms. Raynor has served as our chief operating officer since March 31, 2017 and as a director since June 6, 2017. From 2013 through our acquisition of Wealth Generators, LLC (nka Kuvera, LLC), Ms. Raynor served as its chief operating officer. Ms. Raynor holds her Series 65-Uniform Investment Adviser License and is a licensed realtor in the state of New Jersey.

Chad Miller—Mr. Miller was appointed as a director on June 6, 2017. Mr. Miller co-founded Kuvera, LLC, formerly Wealth Generators, LLC in 2013. Prior to 2013, Mr. Miller held his Series 63-Uniform Securities License, Series 7-General Securities License, and Series 24-General Securities Principal License and was employed by various brokerage firms from 1999 through 2010.

William C. Kosoff –Since September 2006, Mr. Kosoff has served in various positions, including chief financial officer, secretary, and treasurer. He had a break in service as an officer and employee from December 2012 to April 2013, when he returned began serving again as acting chief financial officer. He was also formerly a director. He has worked in the high technology industry for 45 years, serving in engineering, marketing, sales, and senior management positions with Rockwell International from 1960 to 1984. In 1984, he co-founded Telenetics Corp and served as its president and chief executive officer. In 1987, Telenetics became public through an IPO on NASDAQ and was acquired in 2006 by a private firm. Mr. Kosoff received his Bachelor of Arts in Physics from California State University in 1978 and earned a Professional Certificate in Accounting from New York University in 2010.

Our directors are elected for a term of one year and until their successors are qualified, nominated, and elected.

Role of the Board

It is the paramount duty of the board to oversee our management in the competent and ethical operation of the company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that we are committed to business success through maintenance of ambitious standards of responsibility and ethics.

Committees

Our business, property, and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them, and by participating at meetings of the board and its committees.

 Audit Committee

We currently do not have a designated audit committee, and accordingly, our board of directors preapproves all audit and permissible non-audit services provided by the independent auditor, including audit, audit-related, tax, and other services. Preapproval is generally provided for up to one year, detailed as to the particular service or category of services, and subject to a specific budget. The independent auditor and management are required to periodically report to our board of directors regarding the extent of services provided by the independent auditor in accordance with this preapproval and the fees for the services performed to date. The board of directors may also preapprove particular services on a case-by-case basis.

Compensation Committee

We currently do not have a designated compensation committee, and accordingly, our board of directors will approve all compensation matters until such committee is established and approved.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and the directors, a copy of which is available in the Employee Handbook. We intend to disclose any changes in or waivers from our code of ethics by posting such information on our website or by filing a Form 8-K.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. During the year ended March 31, 2018, our officers, directors and 10% stockholders made the required filings pursuant to Section 16(a).

Directors’ Compensation

There was no compensation paid to our three directors during the year ending March 31, 2018, except for reimbursement of reasonable and ordinary expenses.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our chief executive officer and to other persons who served as executive officers as at and/or during the fiscal year ended March 31, 2018, or who earned compensation exceeding $100,000 during fiscal year 2018 (the “named executive officers”), for services as executive officers for the last two fiscal years:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Ryan Smith	2018	217,500 [1]	-	-	-	-	111,935 [1]	329,435
CEO and Director	2017	80,000 [1]	-	-	-	115,000	-	195,000
Annette Raynor	2018	207,500 [2]	-	-	-	-	103,935 [2]	311,435
COO and Director	2017	80,000 [2]	-	-	-	115,000	-	195,000
Chad Miller	2018	217,500 [3]	-	-	-	-	106,935 [3]	324,435
Director	2017	40,000 [3]	-	-	-	155,000	-	195,000
Mario Romano	2018	207,500 [4]	-	-	-	-	103,935 [4]	311,435
Director of Finance	2017	80,000 [4]	-	-	-	115,000	-	195,000
William C. Kosoff	2018	52,000 [5]	-	-	-	-	-	52,000
Acting CFO	2017	95,704 [5]	-	-	-	27,500	-	127,250
Dr. Joseph J. Louro	2017	150,000 [6]	-	-	-		-	150,000
Former CEO and Chairman
 _________________
[1] A portion of Mr. Smith’s compensation was paid to Kays Creek Capital, an entity in which he is an owner.
[2] A portion of Ms. Raynor’s compensation was paid to Wealth Engineering LLC, an entity in which she is a 50% owner.
[3] A portion of Mr. Miller’s compensation was paid to Kays Creek Capital and MILCO, entities in which he is an owner.
[4] A portion of Mr. Romano’s compensation was paid to Wealth Engineering LLC, an entity in which he is a 50% owner.
[5] Mr. Kosoff was not compensated with any cash for salary during the year ending March 31, 2017. He accrued $95,704, which was settled for 1,914,080 shares of our restricted common stock.
[6] Dr. Louro did not receive any cash compensation during the year ended March 31, 2017, and settled his accrued $150,000 for 3,000,000 shares of our restricted common stock. On April 6, 2017, Dr. Louro voluntarily resigned as chairman and CEO and received no compensation during the year ended March 31, 2018.

Outstanding Equity Awards at Fiscal Year-End

No stock option awards were exercisable or unexercisable as of March 31, 2018, for any executive officer.

Employee Stock Options

The nonqualified plan adopted in 2007 authorizes 65,000 shares, of which 47,500 have been granted as of March 31, 2018. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2018, 42,500 shares have been granted under the 2008 plan.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2016	37,500	$10.20	3.33	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$12.00
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Options exercisable at March 31, 2018	35,000	$10.00	1.51	$-

Stock-based compensation expense in connection with options granted to employees for the year ended March 31, 2018 and 2017, was $0.

Employment Agreements and Revenue Share Agreements

The four founders of Wealth Generators, LLC, Ryan Smith, chief executive officer; Chad Miller, chief visionary officer; Annette Raynor, chief operating officer; and Mario Romano, director of finance and investor relations, all entered into Founder Employment Agreements effective October 1, 2017. The terms and covenants in the four agreements are the same for each of the founders and have a term of five years that automatically renews for three successive five-year terms unless terminated prior to the 90th day following the expiration of the applicable term. The agreements provide for an annual salary of $225,000 with annual reviews by the board of directors or the designated compensation committee to determine whether an increase in salary is appropriate based on our results of operations, increased activities, or responsibilities of the founder, or such other factors as the board of directors or the designated compensation committee thereof may deem appropriate. In addition, the founders are entitled to receive health fringe benefits that are generally available to our employees.

On October 11, 2017, we entered into Founder’s Revenue Agreements with Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith. As consideration for their efforts in founding Wealth Generators LLC, beginning January 1, 2018, for the month ended December 31, 2017, each of the founders has the right to receive three-quarters of one percent (0.75%) of our top-line revenue, which will be calculated and paid on a monthly basis. This right is permanent and irrevocable, is not connected in any manner to the founder’s employment with us, and will be treated as a portion of the founder’s estate if it has not been assigned by the founder prior to his or her death.

As of April 3, 2017, upon the reverse acquisition of Wealth Generators LLC, Mr. Kosoff was appointed as the acting chief financial officer and resumed payroll as an employee at a mutually agreed reduced rate. In the event he resigns without good reason with 90 days’ written notice or is terminated for cause (willful misconduct) with 30 days’ written notice, he is entitled to all accrued and unpaid compensation as of the date of such termination and expense reimbursement.

On April 6, 2017, Dr. Joseph Louro voluntarily resigned as Chairman and CEO and as a result, his employment agreement was terminated.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of January 18, 2019, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers and directors; and (iii) our directors and Named Executive Officers as a group, based on 2,316,661,318 shares of common stock outstanding and after giving effect to the sale of all 103,000,000 shares of common stock in this offering. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Beneficial Owner(1)	Common StockBeneficiallyOwned	Percentage ofCommon Stock Before Offering (2)	Percentage ofCommon Stock After Offering(2)

Principal Stockholders:
CR Capital Holdings LLC(3)	621,874,710	28.1%	26.8%
Wealth Engineering LLC(4)	110,356,942	5.0	4.8

Directors and Officers:
Chad Miller, Chairman(3)	621,874,710	28.1	26.8
Ryan Smith, CEO and Director(3)	621,874,710	28.1	26.8
Annette Raynor, COO and Director(4)(5)	215,356,942	9.7	9.3
Mario Romano, Treasurer(4)(6)	215,356,942	9.7	9.3
William C. Kosoff, Acting CFO	3,970,680	*	*

All Officers and Directors as a group (5 persons)(3)(4)(5)(6)	946,202,332	42.7%	40.8%
_______________
*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o InvestView Inc., 12 South 400 West, Salt Lake City, UT 84101.
(2)
Applicable percentage ownership is based on 2,213,661,318 shares of common stock outstanding as of January 18, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.

(3)
Our directors Ryan Smith and Chad Miller each own 50% of CR Capital Holdings LLC and, as a result, have voting and dispositive control of these shares. Therefore, they are deemed to be the beneficial owners of our shares of common stock.

(4)
The members of Wealth Engineering LLC, 745 Hope Road, Eatontown, NJ 07724, own these shares of our common stock. Our officers Mario Romano and Annette Raynor are two of its members. In addition, Mr. Romano is the CEO and Ms. Raynor serves as the COO of Wealth Engineering LLC. Combined Mr. Romano and Ms. Raynor have voting and shared dispositive control of these shares.

(5)	In addition to the 110,356,942 shares owned by Wealth Engineering LLC, Ms. Raynor owns 105,000,000 shares personally.
(6)	In addition to the 110,356,942 shares owned by Wealth Engineering LLC, Mr. Romano owns 105,000,000 shares personally.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Our related-party payables consisted of the following:

	Year Ended March 31,
	2018	2017
Short term advances [1]	$1,880	$100,000
Revenue-based funding agreement entered into on 11/8/15 [2]	-	180,000
Short-term promissory note entered into on 9/13/16 [3]	-	150,000
Promissory note entered into on 11/15/16 [4]	-	895
Promissory note entered into on 3/15/17 [5]	-	375,000
	$1,880	$805,895

[1] We periodically receive advances for operating funds from our current majority shareholders (former members of Wealth Generators prior to the reverse acquisition) and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no set interest rates, and are unsecured. During the year ended March 31, 2018, we received $498,380 in cash proceeds from advances, incurred $64,605 in interest, and repaid related parties a total of $661,105.

[2] On November 16, 2015, then a majority member of Wealth Generators (pre-reverse acquisition) and currently a majority shareholder advanced funds of $150,000 under a Revenue-based Funding Agreement, which required that beginning December 30, 2015, we would pay an amount equal to 2% of our top-line revenue generated from the prior month to reduce the loan until the lender had received $450,000. During the year ended March 31, 2018, we agreed to issue 10,000,000 shares of common stock to extinguish $90,000 in debt and to pay $15,000 per month for six months, for a total of $90,000, under a Conversion Agreement. We repaid $90,000 in cash during the year ended March 31, 2018.

[3] A member of the senior management team has continuously advanced funds of $150,000 at various times, beginning on September 14, 2016, under short-term promissory notes and their applicable amendments. All of the notes carry the same terms, have a fixed interest payment of $7,500, and are generally due in less than four weeks. Under this arrangement, during the year ended March 31, 2018, we incurred $27,000 of interest and repaid a total of $177,000.

[4] We entered into a promissory note for $94,788 with a company owned by immediate family members of two members of our executive management team. Funds were advanced to us on November 16 and December 16, 2016, in the amounts of $78,750 and $16,038, respectively. The promissory note had a 12-month term, an annual interest rate of 8%, and no prepayment penalty. During the year ended March 31, 2017, we incurred $895 in interest expense on the note and repaid the entire principal balance of $94,788. During the year ended March 31, 2018, we repaid the remaining interest balance of $895.

[5] A company that was a majority member of Wealth Generators (pre-reverse acquisition) and is currently a majority shareholder entered into a promissory note in the amount of $300,000, advancing funds on March 17, 2017. The note had a fixed interest amount of $75,000 and matured on September 16, 2017, but was extended initially through November 16, 2017, and then extended a second time through December 31, 2017. An additional $12,500 in interest was incurred for the second extension and total repayments of $387,500 were made on this arrangement during the year ended March 31, 2018.

Our related-party payables subsequent to March 31, 2018, consisted of the following:

	September 30, 2018	March 31, 2018
Short-term advances [1]	$594,380	$1,880
Short-term Promissory Note entered into on 8/17/18, in default [2]	105,000	-
	$699,380	$1,880

[1]
We periodically receive advances for operating funds from our current majority shareholders and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no interest or fees associated with them, and are unsecured. During the six months ending September 30, 2018, we received $794,000 in cash proceeds from advances and repaid related parties $201,500.

[2]
A member of the senior management team advanced funds of $100,000 on August 17, 2018, under a short-term promissory note due to be repaid on August 31, 2018. The note has a fixed interest payment of $5,000 which was recorded as interest expense in the statement of operations.

THE EQUITY PURCHASE TRANSACTIONS

General

On December 29, 2018, we entered into a Common Stock Purchase Agreement (the CSPA) and a Registration Rights Agreement (RRA) with TRITON FUNDS LP, a Delaware limited partnership (Investor). Investor is not our affiliate. The RRA requires us to file a registration statement registering Investor’s resale of the shares within 15 calendar days.

Under the CSPA, Investor agreed to purchase up to $1.0 million of our common stock at its election during the 60 days after the registration statement becomes effective, and the resale of these shares is included in this registration statement. The shares will be purchased at 85% of the lowest closing price of the common stock in the five consecutive trading days preceding Investor’s delivery of a purchase notice, subject to certain limitations, including that Investor cannot purchase any shares that would result in it owning more than 4.9% of our common stock. We paid a document preparation fee of $10,000 shares upon signing of the agreement. We also donated 3,000,000 shares of our common stock to TRITON FUNDS LLC, an affiliate of Investor, and the resale of those shares is also included in this registration statement. If we elect to issue and sell more than the 103,000,000 shares offered under this prospectus, we must first register for resale any such additional shares under the Securities Act. The number of shares ultimately offered for resale by Investor is dependent upon the number of shares we sell to it under the CSPA, which in turn is a function of the market price for our common stock at the time of sale.

If all of the 103,000,000 shares offered under this prospectus were sold, they would represent 4.4% of the total number of shares of our common stock outstanding as of the date of this prospectus and 7.5% of the total number of outstanding shares held by nonaffiliates as of the date of this prospectus.

Under the CSPA, the following conditions must be satisfied in order for us to sell shares of our common stock to Investor:

●	Our representations and warranties contained in the CSPA must be true and correct in all material respects.

●
The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the resale of the shares to be purchased by Investor. We will have filed with the SEC all reports, notices, and other documents required under the Exchange Act and applicable SEC regulations.

●	No “Material Adverse Effect” (as that term is defined in the CSPA) will have occurred and be continuing.

●
We will have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the CSPA to be performed, satisfied, or complied with by us at or prior to each condition satisfaction date.

●
No statute, rule, regulation, executive order, decree, ruling, or injunction will have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by the CSPA, and no proceeding will have been commenced that may have a Material Adverse Effect.

●
The common stock is quoted trading on a “principal market” (as that term is defined in the CSPA) and all of the shares issuable pursuant to a purchase notice will be listed or quoted for trading on such principal market. The issuance of common stock for the applicable purchase notice will not violate the shareholder approval requirements of the principal market. We will not have received any notice threatening the continued quotation of the common stock on the principal market.

●	There is a sufficient number of authorized but unissued and otherwise unreserved common stock for the issuance of all of the shares issuable under the purchase notice.

Our Termination Rights

We may terminate the CSPA at any time by written notice to the Investor in the event of a material breach of the CSPA by the Investor. The CSPA will automatically terminate on the earliest of the end of: (i) the 60-day commitment period; (ii) the date that Investor purchases $1.0 million of our common stock; or (iii) the date on which the registration statement is no longer effective.

Effect of Performance of the CSPA on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period commencing on the date that the registration statement, including this prospectus, becomes effective through the next 60 days. The sale by the selling stockholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.

Investor is obligated to purchase $1.0 million in shares from us under the CSPA. After we sell those shares to Investor, Investor may sell all, some, or none of its shares. If we sell these shares to Investor, it may sell all, some, or none of such shares. Therefore, sales to Investor by us under the CSPA may result in substantial dilution to the interests of other stockholders. In addition, if we sell a substantial number of shares to Investor under the CSPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price at which we might otherwise wish to effect such sales.

Depending on the price per share at which we sell our common stock to Investor, we may be authorized to issue and sell to Investor more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Investor under this prospectus is dependent upon the number of shares we issue to Investor under the CSPA.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale of up to 100,000,000 shares of our common stock by TRITON FUNDS LP (Investor) and 3,000,000 shares of our common stock by TRITON FUNDS LLC, the selling stockholders. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Common Stock Purchas Agreement (CSPA) executed in connection with Investor’s agreement to purchase $1.0 million in shares of our common stock.

Pursuant to the Registration Rights Agreement (RRA), which we entered into on December 29, 2018, concurrently with our execution of the CSPA, we agreed to provide certain registration rights respecting sales by Investor of the shares of our common stock issued to it under the CSPA. See the description under the heading “The Equity Purchase Transactions” for more information.

The selling stockholders may, from time to time pursuant to this prospectus, offer and sell any or all of the shares that we have sold or may sell to them. The selling stockholders may sell some, all, or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholders regarding the sale of any of the shares.

The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders and reflects their holdings as of January 18, 2019. Except as described herein, neither the selling stockholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with our company or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholders” includes the selling stockholders and any of its respective donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale-related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

The percentage of shares beneficially owned before the offering is based on 2,216,661,318 shares of our common stock actually outstanding as of January 18, 2018:

Selling stockholders	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering(1)	Shares to be Sold in this Offering(2)	Number Of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering

TRITON FUNDS LP(3)	-	-%	100,000,000	--	--
TRITON FUNDS LLC(3)	3,000,000	<1	3,000,000	--	--
__________________

(1)
Based on 2,216,661,318 outstanding shares of our common stock as of January 18, 2019. Although we may, at our discretion, elect to issue to Investor up to an aggregate amount of $1 million in our common stock under the CSPA, such shares are not included in determining the percentage of shares beneficially owned before this offering.
(2)
Assumes that selling stockholders will sell all shares available for sale in this offering.
(3)
Yash Thukral, Sam Yaffa, and Nathan Yee have voting and dispositive power over the shares prospectively to be owned by TRITON FUNDS LP and the shares held by TRITON FUNDS LLC.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their common stock on the OTC Markets or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
an agreement with broker-dealers to sell a specified number of shares at a stipulated price per share;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
a combination of any such methods of sale; or

●
any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

Investor is, and any broker-dealers or agents that are involved in selling the shares may be deemed to be, “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event will any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

Because Investor is an “underwriter” within the meaning of the Securities Act, it is subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter (other than Investor) or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of: (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the common stock sold by the selling stockholders and will bear all expenses related to the registration of this offering, but will not pay for any commissions, fees, or discounts, if any, relating to the sale of the common stock sold by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Supplements

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling stockholders will not be able to effect transactions in the shares pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the Securities and Exchange Commission.

Regulation M

We have informed the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act for any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by them, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the CSPA. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation, as amended, authorize us to issue 10,010,000,000 shares of capital stock, consisting of 10,000,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding common stock will be able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any persons to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings, except respecting certain matters for which a greater percentage quorum is required by statute or the bylaws.

Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock. The board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights or restrictions, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest, and depress the price of our common stock.

Authority to Issue Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC, Washington, D.C. 20549, under the Securities Act, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The SEC’s internet address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were made as of an earlier date. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements, and other information with the SEC in accordance with requirements of the Exchange Act. We make available through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our website is located at http://www.InvestView.com. You can also request copies of such documents, free of charge, by contacting us at 888-217-8720.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

LEGAL MATTERS

Certain legal matters respecting the validity under Nevada law of the common stock to be sold by the selling stockholders have been passed upon for us by Michael Best & Friedrich LLP.

EXPERTS

The consolidated financial statements as of March 31, 2018, and for the year in the period ended March 31, 2017, included in this Form S-1 have been so included in reliance upon the report of Haynie & Company, an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

INVESTVIEW, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Investview, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Investview, Inc. (the Company) as of March 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended March 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses from operations and its current cash flow is not enough to meet current needs. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to this matter are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Haynie & Company

Haynie & Company
Salt Lake City, Utah
June 29, 2018

We have served as the Company’s auditor since 2017.

INVESTVIEW, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$1,490,686	$1,616
Prepaid assets	3,555	-
Receivables	472,557	444,610
Short term advances	10,000	10,000
Short term advances - related party	36,510	-
Other current assets	480,370	-
Total current assets	2,493,678	456,226

Fixed assets, net	18,860	10,235

Other assets:
Long term license agreement, net	2,133,620	-
Deposits	4,500	6,000
Total other assets	2,138,120	6,000

Total assets	$4,650,658	$472,461

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$5,352,073	$1,370,972
Deferred revenue	863,740	433,298
Related party payables	1,880	805,895
Debt, current portion	195,245	2,093,745
Total current liabilities	6,412,938	4,703,910

Total liabilities	6,412,938	4,703,910

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value: $0.001; 10,000,000 shares authorized, none issued and outstanding as of March 31, 2018 and 2017	-	-
Common stock, par value $0.001; 10,000,000,000 shares authorized; 2,169,661,318 and 125,889,455 issued and 2,169,661,318 and 125,888,155 outstanding as of March 31, 2018 and 2017, respectively	2,169,661	125,890
Additional paid in capital	16,137,945	805,637
Treasury stock, 0 and 1,300 shares outstanding as of March 31, 2018 and 2017, respectively	-	(8,589)
Accumulated other comprehensive income	(2,483)	-
Accumulated deficit	(20,067,403)	(5,154,387)
Total stockholders' equity (deficit)	(1,762,280)	(4,231,449)

Total liabilities and stockholders' equity (deficit)	$4,650,658	$472,461

The accompanying notes are an integral part of these consolidated financial statements.

INVESTVIEW, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2018	2017

Revenue:
Subscription revenue, net of refunds, incentives, credits, and chargebacks	$13,899,579	$12,872,947
Cryptocurrency mining service revenue, net of amounts paid to supplier	4,017,853	-
Total revenue, net	17,917,432	12,872,947

Operating costs and expenses:
Cost of sales and service	6,713,097	862,849
Commissions	14,271,926	9,412,655
Selling and marketing	454,225	500,032
Salary and related	2,270,479	1,918,199
Professional fees	2,572,831	917,308
General and administrative	2,311,028	1,199,564
Total operating costs and expenses	28,593,586	14,810,607

Net loss from operations	(10,676,154)	(1,937,660)

Other income (expense):
Loss on debt extinguishment	(2,767,422)	-
Loss on spin-off of operations	(1,118,609)	-
Realized loss on cryptocurrency	(10,939)	-
Unrealized loss on cryptocurrency	(135,729)	-
Interest expense - related parties	(104,105)	(274,057)
Interest expense	(74,976)	(205,327)
Other income (expense)	(493)	(6,120)
Total other income (expense)	(4,212,273)	(485,504)

Loss before income taxes	(14,888,427)	(2,423,164)

Income tax expense	(24,589)	(4,039)

Net Loss	$(14,913,016)	$(2,427,203)

Loss per common share, basic and diluted	$(0.01)	$(0.07)

Weighted average number of common shares outstanding, basic and diluted	1,911,786,477	32,921,458

The accompanying notes are an integral part of these consolidated financial statements.

INVESTVIEW, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

				Common			Accumulated
			Additional	Stock			Other
	Common stock		Paid in	Subscription	Treasury	Accumulated	Comprehensive
	Shares	Amount	Capital	Receivable	Stock	Deficit	Income	Total
Balance, March 31, 2016	14,966,911	$14,967	$(686,028)	$(250,000)	$(8,589)	$(2,727,184)	$-	$(3,656,834)
Common stock issued for cash	10,670,840	10,671	146,829	-	-	-	-	157,500
Common stock issued for services	6,072,200	6,072	25,703	-	-	-	-	31,775
Common stock issued in payment of compensation	21,069,580	21,070	962,666	-	-	-	-	983,736
Common stock issued for director fees	400,000	400	25,400	-	-	-	-	25,800
Common stock issued in settlement of debt	72,709,924	72,710	303,289	-	-	-	-	375,999
Reclass derivative liability to equity upon convertible note payoff	-	-	277,778	-	-	-	-	277,778
Contributed capital	-	-	(250,000)	250,000	-	-	-	-
Net loss	-	-	-	-	-	(2,427,203)	-	(2,427,203)
Balance, March 31, 2017	125,889,455	125,890	805,637	-	(8,589)	(5,154,387)	-	(4,231,449)
Common stock issued for cash	267,127,500	267,128	2,854,648	-	-	-	-	3,121,776
Common stock issued for license agreement	80,000,000	80,000	2,176,000	-	-	-	-	2,256,000
Common stock issued for services	94,375,333	94,375	6,632,860	-	-	-	-	6,727,235
Common stock issued in settlement of debt	239,575,884	239,576	5,377,558	-	-	-	-	5,617,134
Wealth Generators reverse acquisition	1,358,670,942	1,358,670	(804,759)	-	-	-	-	553,911
Offering costs	4,273,504	4,273	(269,273)	-	-	-	-	(265,000)
Cancellation of stock	(250,000)	(250)	250	-	-	-	-	-
Cancellation of treasury stock	(1,300)	(1)	(8,588)	-	8,589	-	-	-
Price protection guarantee	-	-	(626,388)	-	-	-	-	(626,388)
Foreign currency translation adjustment	-	-	-	-	-	-	(2,483)	(2,483)
Net loss	-	-	-	-	-	(14,913,016)	-	(14,913,016)
Balance, March 31, 2018	2,169,661,318	$2,169,661	$16,137,945	$-	$-	$(20,067,403)	$(2,483)	$(1,762,280)

The accompanying notes are an integral part of these consolidated financial statements.

INVESTVIEW, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,913,016)	$(2,427,203)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	2,639	2,270
Stock issued for services and license agreement	6,846,059	-
Debt issuance costs - related party	-	274,057
Debt issuance costs	-	205,327
Loss on spin-off of operations	1,118,609	-
Loss on debt settlement	2,767,422	-
Realized loss on cryptocurrency	10,939	-
Unrealized loss on cryptocurrency	135,729	-
Changes in operating assets and liabilities:
Receivables	122,053	(327,630)
Prepaid assets	-	-
Deposits	1,500	(1,500)
Short term advances from related parties	(36,510)	-
Other current assets	(627,038)	-
Accounts payable and accrued liabilities	2,924,522	656,458
Deferred revenue	422,369	(24,056)
Accrued interest	74,953	-
Accrued interest - related parties	104,105	-
Net cash used in operating activities	(1,045,665)	(1,642,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from short term advances	-	100,000
Repayments for short term advances	-	(110,000)
Repayments for related party advances	-	194,977
Cash received in reverse acquisition	3,550	-
Payments for fixed assets	(11,264)	-
Net cash provided by (used in) investing activities	(7,714)	184,977

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	498,380	1,370,788
Repayments for related party payables	(1,316,500)	(1,360,044)
Proceeds from debt	1,675,000	1,824,965
Repayments for debt	(1,424,578)	(267,577)
Proceeds from the sale of stock	3,121,776	-
Proceeds from the sale of members interests	-	25,000
Payments for offering cost	(15,000)	-
Distributions to members	-	(204,514)
Net cash provided by financing activities	2,539,078	1,388,618

Effect of exchange rate translation on cash	3,371	-

Net increase (decrease) in cash and cash equivalents	1,489,070	(68,682)
Cash and cash equivalents-beginning of period	1,616	70,298
Cash and cash equivalents-end of period	$1,490,686	$1,616

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$117,500	$198,162
Income taxes	$24,589	$4,039
Non cash investing and financing activities:
Common stock issued for reverse acquisition	$662,048	$-
Common stock issued in settlement of related party payables	$90,000	$-
Common stock issued in settlement of debt	$2,232,606	$-
Common stock issued for prepaid services and long term license agreement	$2,137,175	$-
Cancellation of Shares	$250	$-
Cancellation of Treasury Shares	$8,589	$-
Liability for offering cost	$250,000	$-
Shares issued for offering cost	$4,274	$-
Price protection guarantee	$626,388	$-

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005 the Company changed domicile to Nevada, and changed its name to Voxpath Holding, Inc. In September of 2006 the Company merged The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holdings, Inc. and then changed its name to TheRetirementSolution.Com, Inc. and in October 2008 changed its name to Global Investor Services, Inc., before changing its name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. The closing of the Contribution Agreement was effective April 1, 2017, and Wealth Generators became our wholly owned subsidiary and the former members of Wealth Generators became our stockholders and control the majority of our outstanding common stock (see Note 5).

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

On February 28, 2018, we filed a name change for Wealth Generators, LLC to Kuvera, LLC (“Kuvera”).

Nature of Business

Through our wholly owned subsidiary, Kuvera, we provide research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding, cryptocurrency mining services and sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Razor Data Corp., and SAFE Management, LLC. We have determined that one affiliated entity, Kuvera LATAM S.A.S., which we conduct business with, is a variable interest entity and we are the primary beneficiary of the entities activities. As a result, we have consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Exchange

We have consolidated the accounts of Kuvera LATAM S.A.S. into our consolidated financial statements. The operations of Kuvera LATAM S.A.S. are conducted in Colombia and its functional currency is the Colombian Peso.

The financial statements of Kuvera LATAM S.A.S. are prepared using the Colombian Peso and have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Stockholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments in accumulated other comprehensive income in our stockholders’ equity (deficit).

The following rates were used to translate the accounts of Kuvera LATAM S.A.S. into USD at the following balance sheet dates.

	March 31, 2018	March 31, 2017
Colombian Peso to USD	0.00036	n/a

The following rates were used to translate the accounts of Kuvera LATAM S.A.S. into USD for the following operating periods.

	Year ended March 31,
	2018	2017
Colombian Peso to USD	0.00034	n/a

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk include cash, accounts receivable, and advances. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit of $250,000. As of March 31, 2018 and 2017 cash balances that exceeded FDIC limits were $1,095,329 and $0, respectively, and the Company has not experienced significant losses relating to these concentrations in the past.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of March 31, 2018 and 2017 the Company had no cash equivalents.

Receivables

Receivable are carried at net realizable value, representing the outstanding balance less an allowance for doubtful accounts based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by regularly evaluating individual receivables and receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company had no allowance for doubtful accounts as of March 31, 2018 and 2017.

Cryptocurrencies

We hold cryptocurrency-denominated assets (“cryptocurrencies”) and include them in our consolidated balance sheet as other current assets. We record cryptocurrencies at fair market value and recognize the change in the fair value of our cryptocurrencies as an unrealized gain or loss in the consolidated statement of operations. As of March 31, 2018 and March 31, 2017 the fair value of our cryptocurrencies was $480,370 and $0, respectively. During the year ended March 31, 2018 we recorded $(10,939) and $(135,729) as realized and unrealized gain (loss) on cryptocurrency, respectively. We recorded no realized or unrealized gain (loss) on cryptocurrencies during the year ended March 31, 2017.

Fixed Assets

Fixed assets are stated at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Furniture, fixtures, and equipment	10 years
Computer equipment	3 years

When retired or otherwise disposed, the carrying value and accumulated depreciation of the fixed asset is removed from its respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. Expenditures for maintenance and repairs which do not extend the useful lives of the related assets are expensed as incurred.

Fixed assets are presented net of accumulated depreciation of $7,173 and $4,534, as of March 31, 2018 and 2017, respectively. Total depreciation expense for the years ended March 31, 2018 and 2017 was $2,639 and $2,270, respectively.

Long Term License Agreement

We account for our long-term license agreement in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Subtopic 350-30, General Intangibles Other Than Goodwill (“ASC 350-30”). ASC 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC 350-30 requires an intangible asset to be amortized over its useful life, which we have determined to be 15 years. Annual amortization is expected to be $150,400 related to our long-term license agreement.

Impairment of Long-Lived Assets

We have adopted ASC Subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or when the historical cost carrying value of an asset may no longer be appropriate. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.

The Company evaluates the recoverability of long-lived assets based upon future net cash flows expected to result from the asset, including eventual disposition. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted and an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1:	Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2:
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

●	quoted prices for similar assets or liabilities in active markets;
●	quoted prices for identical or similar assets or liabilities in markets that are not active;
●	inputs other than quoted prices that are observable for the asset or liability; and
●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:
Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, and accounts payable. We have determined that the book value of our outstanding financial instruments as of March 31, 2018 and March 31, 2017, approximates the fair value due to their short-term nature.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2018:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$480,370	$-	$-	$480,370
Total Assets	$480,370	$-	$-	$480,370

Total Liabilities	$-	$-	$-	$-

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2017:

	Level 1	Level 2	Level 3	Total
Total Assets	$-	$-	$-	$-

Total Liabilities	$-	$-	$-	$-

Revenue Recognition

We recognize revenue in accordance with FASB ASC Subtopic 605-10, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. We recognize revenue for subscription sales over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collectability cannot be reasonably assured until that time has passed. Revenues are presented net of sales incentives, credits, known and estimated refunds, and known and estimated credit card chargebacks.

We generate revenue from the sale of cryptocurrency mining services to our customers through our arrangement with a third-party supplier. We report net revenue retained at the time of purchase which represents our fees earned as an agent.

Revenue generated for the years ended March 31, 2018 and 2017, is as follows:

	March 31, 2018			March 31, 2017
	Subscription Revenue	Cryptocurrency Mining Revenue	Total	Subscription Revenue	Cryptocurrency Mining Revenue	Total
Gross billings	$14,758,614	$8,885,798	$23,644,412	$14,578,164	$-	$14,578,164
Refunds, incentives, credits, and chargebacks	(859,035)	-	(859,035)	(1,705,217)	-	(1,705,217)
Amounts paid to supplier	-	(4,867,945)	(4,867,945)	-	-	-
Net revenue	$13,899,579	$4,017,853	$17,917,432	$12,872,947	$-	$12,872,947

Advertising, Selling, and Marketing Costs

The Company expenses advertising, selling, and marketing costs as incurred. Advertising, selling and marketing costs include costs of promoting our product worldwide, including promotional events. Advertising, selling and marketing expenses for the years ended March 31, 2018 and 2017 totaled $454,225 and $500,032, respectively.

 Income Taxes

The Company has adopted ASC Subtopic 740-10, Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of derivative liability and stock compensation accounting versus basis differences.

Net Income (Loss) per Share

We follow ASC Subtopic 260-10, Earnings per Share, which specifies the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31, 2018	March 31, 2017
Convertible notes payable	-	17,045,455
Options to purchase common stock	35,000	35,000
Warrants to purchase common stock	6,169,497	6,534,810
Total	6,204,497	23,615,265

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 creates a new topic in the ASC Topic 606 and establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics, and expands and improves disclosures about revenue. In addition, ASU 2014-09 adds a new Subtopic to the Codification, ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers, to provide guidance on costs related to obtaining a contract with a customer and costs incurred in fulfilling a contract with a customer that are not in the scope of another ASC Topic. The guidance in ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods therein. Early application is not permitted. Management is in the process of assessing the impact of ASU 2014-09 on the Company’s financial statements.

NOTE 4 – GOING CONCERN AND LIQUIDITY

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant recurring losses, which have resulted in an accumulated deficit of $20,067,403 as of March 31, 2018, along with a net loss of $14,913,016 and net cash used in operations of $1,045,665 for the year ended March 31, 2018. Additionally, as of March 31, 2018, we had a working capital deficit of $3,919,260. These factors raise substantial doubt about our ability to continue as a going concern.

Historically we have relied on increasing revenues and new debt financing to pay for operational expenses and debt as it came due. During the year ended March 31, 2018, we raised $498,380 in cash proceeds from related parties, $1,675,000 in cash proceeds from new lending arrangements, and $3,121,776 from the sale of common stock. Additionally, during the year ended March 31, 2018, we exchanged $2,322,606 worth of debt into shares of common stock. Going forward we plan to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing; however, we cannot assure that funds will be available on terms acceptable to us, or if available, will be sufficient to enable us to fully complete our development activities or sustain operations. Nevertheless, the shortage of working capital adversely affects our ability to develop or participate in activities that promote our business, because a substantial portion of cash flow goes to reduce debt rather than to advance operating activities. To address this, we have implemented a series of adjustments to our affiliate/distributor bonus plan. These adjustments are designed to bring the maximum payout percentage in line with company objectives. During the year ended March 31, 2018 the bonus plan exceeded maximum payout on three occasions and consistently paid out near the maximum percentage. We believe the adjustments initiated will reduce the payout slowly over a three-month period with payout percentages closer 60%.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 – REVERSE ACQUISITION

Effective April 1, 2017, we entered into a Contribution Agreement with Wealth Generators, pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. Following the closing, Wealth Generators became our wholly owned subsidiary and the Wealth Generators members became our stockholders and control the majority of our outstanding common stock.

The transaction was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with FASB ASC Topic 805. Wealth Generators is the acquirer solely for financial accounting purposes. The following table summarizes the purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the reverse acquisition.

Cash	$3,550
Receivables	150,000
Total assets acquired	153,550

Accounts payable and accrued liabilities	456,599
Due to former management	127,199
Debt	26,314
Total liabilities assumed [1]	610,112

Net liabilities assumed	456,562

Consideration [2]	662,047

Goodwill	$1,118,609

[1] In conjunction with the reverse acquisition, we entered into an assignment and assumption agreement wherein we issued 24,914,348 shares of our common stock to Alpha Pro Asset Management Group, LLC (“Alpha Pro”), an entity affiliated with the prior members of management, in exchange for Alpha Pro’s assumption of $482,588 in liabilities. Accordingly, the shares issued for debt were accounted for the moment before the reverse acquisition, and the $482,588 in liabilities have been excluded from the total liabilities assumed shown here.

[2] The fair value of the consideration effectively transferred was measured based on the fair value of 150,465,339 shares that were outstanding immediately before the transaction. Using the closing market price of $0.0044 per share on March 31, 2017, consideration was valued at $662,047

The table below represents the pro forma financial statements for the year ended March 31, 2017, assuming the reverse acquisition had occurred on April 1, 2016, pursuant to ASC Subtopic 805-10-50. The historical financial information has been derived from the audited financial statements of Wealth Generators as filed on June 30, 2017 in the Company’s Form 8K-A and the audited financial statements of INVU. The financial information has been adjusted to give pro forma effect to events that are directly attributable to the reverse merger, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

This pro forma information does not purport to represent what the actual results of our operations would have been had the reverse acquisition occurred on April 1, 2016.

 Pro Forma Consolidated Balance Sheet as of March 31, 2017

	Wealth Generators, LLC	Investview, Inc.	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,616	$3,550	$-	$5,166
Receivables	444,610	150,000	(162,430)[1]	432,180
Short term advances	10,000	-	-	10,000
Total current assets	456,226	153,550	(162,430)	447,346

Fixed assets, net	10,235	-	-	10,235

Other assets:
Deposits	6,000	-	-	6,000
Goodwill	-	-[3]	-
			(1,118,609)[4]
Total other assets	6,000	-	-	6,000

Total assets	$472,461	$153,550	$(162,430)	$463,581

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,370,972	$417,025	$(162,430)[1]	$1,385,010
			(86,500)[2]
			(154,057)[4]
Deferred revenue	433,298	5,807	(5,807)[4]	433,298
Related party payable	805,895	132,199	(5,000)[2]	805,895
			(127,199)[4]
Settlement payable	-	344,392	(344,392)[2]	-
Debt	2,093,745	73,011	(46,696)[2]	2,102,476
			(17,583)[4]
Current liabilities of discontinued operations	-	120,266	(120,266)[4]	-
Derivative liability, short term portion	-	37,157	(37,157)[2]	-
Total current liabilities	4,703,909	1,129,857	(1,107,088)	4,726,679

Long term liabilities	-	-	-	-

Total liabilities	4,703,909	1,129,857	(1,107,088)	4,726,679

Stockholders’ deficit:
Preferred stock	-	-	-	-
Common stock	-	125,889[2]	1,509,136
		[3]
Additional paid in capital	-	97,774,514[2]	(1,250,112)
			(99,108,184)[3]
Treasury stock	-	(8,589)	-	(8,589)
Members’ deficit	(4,231,449)	-[5]
Accumulated deficit	-	(98,868,122)[2]	-
		[3]	(4,513,534)
			(693,697)[4]
			(4,231,449)[5]
Total stockholders’ deficit	(4,231,449)	(976,307)	944,657	4,263,099

Total liabilities and stockholders’ deficit	$472,461	$153,550	$(162,430)	$463,580

Pro Forma Consolidated Income Statement for the year ended March 31, 2017

	Wealth Generators, LLC	Investview, Inc.	Adjustments	Consolidated
Revenue, net	$12,872,947	$131,465	$(131,465)[4]	$12,872,947

Operating costs and expenses:
Cost of sales	862,849	3,257	(3,257)[4]	862,849
Commissions	9,412,655	-	-	9,412,655
Selling and marketing	500,032	-	-	500,032
Salary and related	1,918,199	-	-	1,918,199
Professional fees	917,308	-	-	917,308
General and administrative	1,199,564	980,579	(779,611)[4]	1,400,532
Total operating costs and expenses	14,810,607	983,836	(782,869)	15,011,575

Net loss from operations	(1,937,660)	(852,371	651,404	(2,138,627)

Other income (expense):
Interest expense, related parties	(274,057)	-	-	(274,057)
Interest expense	(205,327)	(648,573	-	(839,525)
Other income (expense)	(6,120)	-	-	(6,120)
Gain (loss) on change in fair value of derivative liabilities	-	84,284	-	84,284
Gain (loss) on debt extinguishment	-	3,170,326[2]	3,581,938
Total other income (expense)	(485,504)	2,606,038	411,612	2,532,145

Loss from operations before taxes	(2,423,164)	1,753,666	1,063,015	393,518

Tax expense	(4,039)	-	-	(4,039)

Net loss	$(2,427,203)	$1,753,666	$1,063,015	$389,479

[1] During the year ended March 31, 2017 Wealth Generators, LLC ("WG") was utilizing the INVU merchant account to process a number of the WG sales transactions. In exchange for the use of the account, WG was making payments on an INVU note payable on INVU's behalf. As of March 31, 2017 INVU was holding $162,430 in their merchant account that belonged to WG, therefore had a liability recorded on their books while WG had a corresponding receivable. This entry eliminates those intercompany balances as if the entities had been consolidated as of March 31, 2017.

[2] In conjunction with the Acquisition, INVU entered into an assignment and assumption agreement wherein they issued 24,914,348 shares of their common stock to Alpha Pro Asset Management Group, LLC ("Alpha Pro"), an entity affiliated with the prior members of management, in exchange for Alpha Pro's assumption of $482,588 worth of liabilities. This entry records the issuance of shares, the extinguishment of debt, and the gain on the transaction. One of the notes assumed by Alpha Pro had a derivative liability recorded on the INVU’s books for $31,157, therefore that liability was also extinguished with the execution of the agreement.

[3] INVU issued 1,358,670,942 shares of their common stock to the members of Wealth Generators, LLC in exchange for 100% of the outstanding securities of WG. This entry records the issuance of shares to ensure the capital accounts reflects that of the legal acquirer (INVU), records goodwill for the excess of the purchase price over the assets acquired and liabilities assumed and eliminates INVU's historical stockholders' deficit. The fair value of the consideration effectively transferred was measured based on the fair value of INVU’s shares that were outstanding immediately before the transaction of 150,465,339. Using the closing market price of INVU’s shares on March 31, 2017 of $0.0044 consideration was valued at $662,047.

[4] On June 6, 2017 INVU entered into an Acquisition Agreement with Market Trend Strategies, LLC ("Market"), a company whose members are also former members of management of INVU. In accordance with the Acquisition Agreement, INVU spun-off the operations of INVU that existed prior to the merger with Wealth Generators, LLC and sold the intangible assets used in the operations of INVU pre-merger in exchange for Market assuming $419,139 worth of liabilities that had been on the books pre-merger. Because there was goodwill that was recorded in conjunction with the merger, and it therefore related to the INVU operations that were acquired, this spin-off entry effectively reduced the goodwill to zero, reduced the liabilities that had been assumed, removed the expenses related to the spun-off operations of INVU pre-merger, and resulted in a gain on spin-off of operations.

[5] This entry reclasses the members deficit of Wealth Generators, LLC to accumulated deficit of the consolidated entity.

NOTE 6 – RELATED PARTY TRANSACTIONS

Our related party payables consisted of the following:

	Year Ended March 31,
	2018	2017
Short term advances [1]	$1,880	$100,000
Revenue-based funding agreement entered into on 11/8/15 [2]	-	180,000
Short-term promissory note entered into on 9/13/16 [3]	-	150,000
Promissory note entered into on 11/15/16 [4]	-	895
Promissory note entered into on 3/15/17 [5]	-	375,000
	$1,880	$805,895

[1] We periodically receive advances for operating funds from our current majority shareholders (former members of Wealth Generators prior to the reverse acquisition) and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no set interest rates associated with them, and are unsecured. During the year ended March 31, 2018, we received $498,380 in cash proceeds from advances, incurred $64,605 in interest, and repaid related parties a total of $661,105.

[2] On November 16, 2015, then a majority member of Wealth Generators (pre-reverse acquisition) and currently a majority shareholder advanced funds of $150,000 under a Revenue-based Funding Agreement, which required that beginning December 30, 2015, we would pay an amount equal to 2% of our top-line revenue generated from the prior month to reduce the loan until the lender had received $450,000. During the year ended March 31, 2018, we agreed to issue 10,000,000 shares of common stock to extinguish $90,000 in debt and to pay $15,000 per month for six months, for a total of $90,000, under a Conversion Agreement. We repaid $90,000 in cash during the year ended March 31, 2018.

[3] A member of the senior management team has continuously advanced funds of $150,000 at various times, beginning on September 14, 2016, under short-term Promissory Notes and their applicable amendments. All of the notes carry the same terms, have a fixed interest payment of $7,500, and are generally due in less than four weeks. Under this arrangement, during the year ended March 31, 2018, we incurred $27,000 of interest and repaid a total of $177,000.

[4] We entered into a Promissory Note for $94,788 with a company owned by immediate family members of two members of our executive management team. Funds were advanced to us on November 16 and December 16, 2016, in the amounts of $78,750 and $16,038, respectively. The Promissory Note had a 12-month term, an annual interest rate of 8%, and no prepayment penalty. During the year ended March 31, 2017, we incurred $895 in interest expense on the note and repaid the entire principal balance of $94,788. During the year ended March 31, 208 we repaid the remaining interest balance of $895.

[5] A company that was a majority member of Wealth Generators (pre-reverse acquisition) and is currently a majority shareholder entered into a Promissory Note in the amount of $300,000, advancing funds on March 17, 2017. The note had a fixed interest amount of $75,000 and matured on September 16, 2017, but was extended initially through November 16, 2017, and then extended a second time through December 31, 2017. An additional $12,500 in interest was incurred for the second extension and total repayments of $387,500 were made on this arrangement during the year ended March 31, 2018.

NOTE 7 – DEBT

Our debt consisted of the following:

	Year Ended March 31,
	2018	2017
Revenue based funding arrangement entered into on 8/31/15 [1]	$-	$263,641
Revenue share agreement entered into on 6/28/16 [2]	195,245	525,000
Purchase and sale agreement for future receivables entered into on 9/30/16 [3]	-	220,652
Short-term advance received on 1/11/17 [4]		1,000,000
Short-term advance received on 3/16/17 [5]	-	50,000
Promissory note entered into on 3/31/17 [6]	-	34,452
	$195,245	$2,093,745

[1] We entered into a Revenue-based Funding Agreement and received proceeds of $50,000 on December 18, 2015, $25,000 on April 17, 2015, and $25,000 September 1, 2015. The agreement required that beginning September 30, 2015, we would pay an amount equal to 2% of our top-line revenue generated from the prior month to reduce the loan until the lender had received an amount that was three times the amount advanced. During the year ended March 31, 2018, we agreed to issue 10,000,000 shares of common stock to extinguish $263,641 in debt.

[2] During April 2016, we entered into a Royalty Agreement, which was replaced with a Revenue Share Agreement dated June 28, 2016, which was amended in October of 2016. Cash receipts were received of $100,000, $150,000, and $250,000 on April 19, May 11, and June 29, 2016, respectively. In accordance with the terms of the final amended agreement, we are required to make payments of $25,000 per month or a 3% royalty for the previous month’s sales, whichever is greater, beginning February 15, 2017, until the lender has been repaid $600,000. During the year ended March 31, 2018, we repaid $329,755.

[3] We entered into a Purchase and Sale Agreement for future receivables with an entity that provides quick access to working capital. On October 6, 2016, we received proceeds from this arrangement of $250,000. In accordance with the terms of the agreement, we are required to repay $345,600 over a 16-month period by making ACH payments in the amount of $1,052 per business day. Accordingly, we recorded $95,000 as interest expense at inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. During the year ended March 31, 2018, we repaid $221,092 on the debt and recorded $440 for eleven monthly maintenance fees of $40 per month.

[4] We received funds of $1,000,000 on January 11, 2017, and funds of $800,000 on April 10, 2017, as a result of short-term advances in which the lender was anticipating converting such funds into shares of common stock upon our acquisition by a publicly traded company. On June 6, 2017, we formalized a Conversion Agreement wherein the total of these funds, or $1,800,000, was exchanged for 180,000,000 shares of our common stock.

[5] We received funds of $50,000 on March 16, 2017, as a result of a short-term advance. Such advance has no interest rate or due date, thus was shown as due on demand. During the year ended March 31, 2018, we entered into a Conversion Agreement and issued 5,000,000 shares of common stock in exchange for the $50,000 in debt.

[6] We received a short-term advance of $24,965 on March 3, 2017 and entered into a Promissory Note with the lender on March 31, 2017, to formalize the lending arrangements for this advance. Per the Promissory Note, $50,000 was to be advanced on or before April 3, 2017, therefore, we received $25,000 in proceeds during the year ended March 31, 2018. The Promissory Note provided for a fixed interest amount of $19,000 and matured on December 31, 2017. During the year ended March 31, 2018, we recorded $9,513 as interest expense. On September 10, 2017, we agreed to issue 5,000,000 shares of common stock in exchange for the full $68,965 in debt.

In addition to the above debt transactions that were outstanding as of March 31, 2018 and 2017, during the year ended March 31, 2018, we also received proceeds of $50,000 from short-term advances and $800,000 from short-term notes. During the year ended March 31, 2018, we recorded interest expense of $65,000 for fixed interest amounts due on the notes, entered into a Conversion Agreement to issue 5,000,000 shares of stock to extinguish the short-term advance of $50,000, and made total cash payments of $565,000 to extinguish the interest and principal amounts due on the notes. Also during the year ended March 31, 2018, we settled $250,000 of note principal and $50,000 of interest in exchange for a distributor position and subscription, therefore, the debt was written off to revenue.

NOTE 8 – STOCKHOLDERS’ EQUITY

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 and our Board of Directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock, which has not yet been done. As of March 31, 2018 and 2017 we had no preferred stock issued or outstanding.

Common Stock Transactions

During the year ended March 31, 2018, we issued 267,127,500 shares of common stock for net proceeds of $2,495,338. We issued 125,000 shares of common stock with a value of $7,500 for a one-year consulting agreement, 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement, and 94,250,333 shares of common stock with a value of $6,719,734 for consulting and service agreements; of the value of the shares issued for services and the license agreement $6,846,060 was recorded as expense, $3,555 was recorded as a prepaid asset, and $2,133,620 was recorded as a long-term license agreement during the year ended March 31, 2018. We also issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $435,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations for the year ended March 31, 2018. In conjunction with the shares issued for the settlement of debt, a gain of $413,012 related to the period prior to the reverse acquisition with Wealth Generators was excluded from the statement of operations. As a result of the reverse acquisition, we issued 1,358,670,942 shares of common stock (see Note 5). During the year ended March 31, 2018, we entered into an equity distribution agreement that provides for cash advances up to $5,000,000 in exchange for shares of our common stock, to be fulfilled at our request. Pursuant to that agreement, we issued 4,273,504 shares of common stock as a commitment fee, recorded a liability of $250,000 for future commitment fees to be paid, and paid cash of $15,000 for due diligence costs. As a result, common stock increased $4,274 and additional paid in capital decreased by $269,274 to offset any proceeds from future equity transactions resulting from the agreement. During the year ended March 31, 2018 we cancelled 250,000 shares of common stock and 1,300 shares of treasury stock, resulting in a decrease in common stock of $251, a decrease in additional paid in capital of $8,338, and a decrease in treasury stock of $8,589.

In conjunction with the sale of common stock during the year ended March 31, 2018 we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee we have recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018.

During the year ended March 31, 2017 we issued 10,670,840 shares of common stock in exchange for $157,500 of cash proceeds. We issued 6,072,200 shares of common stock with a value of $31,775 for legal and consulting services, of which $18,390 was for current year services and $173,647 was for services incurred in previous periods, therefore we recorded a gain on settlement of debt for $160,262. We issued 21,069,580 and 400,000 shares of stock valued at $983,735 and $25,800 for compensation and director fees, respectively, of which $536,575 was for current year services and $472,960 was for amounts previously accrued. We also issued 72,709,924 shares of common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,994,362, $414,160, and $128,490, respectively, and we recognized a gain on the settlement of debt in the amount of $2,163,813. We also wrote off $250,000 worth of Common Stock Subscription Receivable to Additional Paid in Capital during the year ended March 31, 2017 due to the amounts being uncollectible.

As of March 31, 2018 and 2017, we had 2,169,661,318 and 125,889,455 shares of common stock issued and 2,169,661,318 and 125,888,155 shares of common stock outstanding, respectively.

Employee Stock Options

The nonqualified plan adopted in 2007 authorizes 65,000 shares, of which 47,500 have been granted as of March 31, 2018. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2018, 42,500 shares have been granted under the 2008 plan.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2016	37,500	$10.20	3.33	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$12.00
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Options exercisable at March 31, 2018	35,000	$10.00	1.51	$-

Stock-based compensation expense in connection with options granted to employees for the year ended March 31, 2018 and 2017 was $0.

Non-Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company’s common stock issued to consultants and non-employees of the Company:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2016	2,500	$84.00	0.08	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	(2,500)	$84.00
Options outstanding at March 31, 2017	-	$-	-	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2018	-	$-	-	$-
Options exercisable at March 31, 2018	-	$-	-	$-

Warrants

The following table summarizes the warrants outstanding and the related prices for the shares of the Company’s common stock as of March 31, 2018:

Warrants Outstanding				Warrants Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$0.50	30,000	0.01	$0.50	350,000	$0.50
$1.50	6,127,497	1.24	$1.50	6,127,497	$1.50
$2.50	12,000	0.30	$2.50	12,000	$2.50
Total	6,169,497	1.23	$1.50	6,169,497	$1.50

Transactions involving the Company’s warrant issuance are summarized as follows:

		Weighted
		Average
	Number of	Exercise
	Shares	Price
Warrants outstanding at March 31, 2016	6,504,810	$1.48
Granted / restated	30,000	$0.50
Canceled	-	$-
Expired	-	$-
Warrants outstanding at March 31, 2017	6,534,810	$1.48
Granted	-	$-
Canceled	-	$-
Expired	(365,313)	$(1.18)
Warrants outstanding at March 31, 2018	6,169,497	$1.50

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. Below is a description of all legal proceedings we were involved in as of March 31, 2018.

● On November 1, 2017, we filed a lawsuit in the Fourth Judicial District Court for Utah County, State of Utah, Wealth Generators, LLC, v. Evan Cabral, Daniel Lopez, John Legarreta, Johnathan Lopez, Julian Kuschner, Nick Gomez, Luke Shulla, Nestor Velazquez, Christopher Terry, Isis De La Torre, Alex Morton, Ivan Briongos, Brandon Boyd, and International Markets Live Ltd. d/b/a iMarketslive, Civil No. 170401615, alleging corporate espionage and misappropriation of corporate information. The lawsuit alleges that International Markets Live Ltd., dba iMarketslive, conspired with a number of individuals affiliated with Wealth Generators to steal our confidential information, intellectual property, and trade secrets. We are seeking injunctive relief to protect our business and damages of not less than $300,000.

● In February 2018, we received a subpoena from the United States Commodity Futures Trading Commission (“CFTC”). We complied with the terms of the subpoena and have negotiated a resolution of this matter with the CFTC staff. Under the proposed resolution, we will not admit or deny any of the allegations, will pay a fine of $150,000, and will agree not to act as an unregistered Commodities Trading Advisor in the future. We cannot provide any assurance that the resolution we have negotiated with the CFTC staff will be approved by the CFTC. We await the acceptance of the resolution from the CFTC.

● Jim Westphal filed a wage claim against Wealth Generators, LLC, in the United States District Court for the District of Utah, Central Division (Case No. 2:18-cv-00080, District Judge Dale A. Kimball and Magistrate Judge Evelyn J. Furse) in the amount of $6,500 plus liquidated damages. Plaintiff is claiming unpaid overtime wages. Wealth Generators contends that Mr. Westphal was an independent contractor, hired on a limited basis to perform software services, and is accordingly not entitled to overtime payments under the Fair Labor Standards Act. Moreover, Plaintiff never provided the promised software pursuant to the parties’ agreement. The Magistrate Judge ordered both parties to provide specific disclosures to the other side and both parties have complied. The Parties were ordered to meet and confer in a good faith effort to settle the matter on or before June 12, 2018. The parties were unable to settle the matter and as of June 19, 2018, we are filing a countersuit to proceed.

NOTE 10 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company used an effective tax rate of 30% when calculating the deferred tax assets and liabilities and income tax provision below.

Net deferred tax assets consist of the following components as of March 31, 2018 and 2017:

	Year Ended March 31,
	2018	2017
Deferred tax assets:
NOL carryover	$1,146,200	$18,372,400
Amortization	335,600	-
Contingent Liability	45,000	-
Related party accrued payroll	-	2,200
Deferred tax liabilities
Depreciation	(2,900)	-

Valuation allowance	(1,523,900)	(18,374,600)
Total long-term deferred income tax assets	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended March 31, 2018 and 2017 due to the following:

	Year Ended March 31,
	2018	2017
Book income (loss)	$(4,473,900)	$754,100
Stock for services	2,048,200	239,800
Gain on settlement – derivative and equity derived	955,900	(1,006,900)
Amortization	313,200	-
Contingent liability	45,000	-
Unrealized loss on cryptocurrency	40,700	-
Meals and entertainment	6,200	-
Non-cash interest expense	5,700	387,400
Depreciation	(2,800)	-
Related party accruals	(1,500)	(220,600)
Stock for payables	-	278,000
Gain on derivative liability	-	(36,200)
Fines and penalties	-	3,900
NOL utilization	-	(399,500)
Valuation allowance	1,063,300	-
Total long-term deferred income tax assets	$-	$-

At March 31, 2018, the Company had net operating loss carryforwards of approximately $3,821,000 that may be offset against future taxable income for the year 2019 through 2038. However, due to the change in ownership provisions of the Tax Reform Act of 1986, the NOL accumulated prior to the April 1, 2017 acquisition can only offset future income of up to $13,837 per year until expired. Should additional changes in ownership occur, net operating loss carryforwards in future years may be further limited.

No tax benefit from continuing or discontinued operations have been reported in the March 31, 2018 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The Company complies with the provisions of FASB ASC 740 in accounting for its uncertain tax positions.  ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company has determined that the Company has no significant uncertain tax positions requiring recognition under ASC 740.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company had no accruals for interest and tax penalties at March 31, 2018 and 2017.

The Company does not expect the amount of unrecognized tax benefits to materially change within the next twelve months.

The Company is required to file income tax returns in the U.S. Federal jurisdiction, in New York State, New Jersey, and in Utah. The Company is no longer subject to income tax examinations by tax authorities for tax years ending before March 31, 2014.

 NOTE 11 – SUBSEQUENT EVENTS

On June 15, 2018 we completed state registration for SAFE Management LLC as a Registered Investment Advisor and await final approval from the State of New Jersey Bureau of Securities.

On May 7, 2018 we established WealthGen Global LLC as a Utah limited liability company and a wholly owned subsidiary of Investview, Inc. WealthGen Global LLC will operate as a computer hardware and services re-seller.

INVESTVIEW, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2018	2018
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$829,809	$1,490,686
Prepaid assets	14,971	3,555
Receivables	719,575	472,557
Short term advances	10,000	10,000
Short term advances - related party	500	36,510
Other current assets	10,573	480,370
Total current assets	1,585,428	2,493,678

Fixed assets, net	15,840	18,860

Other assets:
Intangible assets, net	3,037,387	-
Long term license agreement, net	2,058,214	2,133,620
Deposits	4,500	4,500
Total other assets	5,100,101	2,138,120

Total assets	$6,701,369	$4,650,658

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$5,062,579	$5,352,073
Customer advance	265,000	-
Deferred revenue	1,244,891	863,740
Related party payables	699,380	1,880
Debt	727,392	195,245
Total current liabilities	7,999,242	6,412,938

Total liabilities	7,999,242	6,412,938

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value: $0.001; 10,000,000 shares authorized, none issued and outstanding as of September 30, 2018 and March 31, 2018	-	-
Common stock, par value $0.001; 10,000,000,000 shares authorized; 2,213,661,318 and 2,169,661,318 shares issued and outstanding as of September 30, 2018 and March 31, 2018, respectively	2,213,661	2,169,661
Additional paid in capital	17,112,945	16,137,945
Accumulated other comprehensive income (loss)	1,258	(2,483)
Accumulated deficit	(20,611,269)	(20,085,947)
Total Investview stockholders' equity (deficit)	(1,283,405)	(1,780,824)
Noncontrolling interest	(14,468)	18,544
Total stockholders' equity (deficit)	(1,297,873)	(1,762,280)

Total liabilities and stockholders' equity (deficit)	$6,701,369	$4,650,658

The accompanying notes are an integral part of these condensed consolidated financial statements

INVESTVIEW, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Subscription revenue, net of refunds, incentives, credits, and chargebacks	$7,719,857	$3,615,305	$13,831,246	$6,593,107
Cryptocurrency mining service revenue, net of amounts paid to supplier	377,891	-	1,778,323	-
Total revenue, net	8,097,748	3,615,305	15,609,569	6,593,107

Operating costs and expenses:
Cost of sales and service	201,445	123,010	430,997	317,296
Commissions	6,047,907	2,958,173	12,229,266	5,438,565
Selling and marketing	309,442	119,218	525,406	268,596
Salary and related	1,123,682	419,347	2,016,202	856,493
Professional fees	512,515	425,197	1,070,596	825,026
General and administrative	1,040,522	494,383	1,980,306	832,388
Total operating costs and expenses	9,235,513	4,539,328	18,252,773	8,538,364

Net loss from operations	(1,137,765)	(924,023)	(2,643,204)	(1,945,257)

Other income (expense):
Gain (loss) on debt extinguishment	-	(81,035)	19,387	(2,767,422)
Loss on spin-off of operations	-	-	-	(1,118,609)
Gain on bargain purchase	2,005,282	-	2,005,282	-
Realized gain (loss) on cryptocurrency	(6,278)	-	17,454	-
Unrealized gain (loss) on cryptocurrency	(4,244)	-	95,926	-
Interest expense - related parties	(5,000)	-	(5,000)	(3,000)
Interest expense	(4,147)	(81,136)	(4,147)	(91,903)
Other income (expense)	77	676	(1,843)	(1,702)
Total other income (expense)	1,985,690	(161,495)	2,127,059	(3,982,636)

Income (loss) before income taxes	847,925	(1,085,518)	(516,145)	(5,927,893)

Income tax expense	(31,146)	(6,879)	(42,189)	(13,340)
	-	-
Net Income (Loss)	816,779	(1,092,397)	(558,334)	(5,941,233)

Less: net loss attributable to the noncontrolling interest	(16,788)	-	(33,012)	-

Net income (loss) attributable to Investview stockholders	$833,567	$(1,092,397)	$(525,322)	$(5,941,233)

Income (loss) per common share, basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	2,169,661,318	1,822,478,129	2,189,508,313	1,581,200,506

Other comprehensive income, net of tax:
Foreign currency translation adjustments	$123	$-	$3,741	$-
Total other comprehensive income	123	-	3,741	-
Comprehensive income (loss)	816,902	(1,092,397)	(554,593)	(5,941,233)
Less: comprehensive income attributable to the noncontrolling interest	(123)	-	(3,741)	-
Comprehensive income (loss) attributable to INVU shareholders	$816,779	$(1,092,397)	$(558,334)	$(5,941,233)

The accompanying notes are an integral part of these condensed consolidated financial statements

INVESTVIEW INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(558,334)	$(5,941,233)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,020	1,107
Amortization of long-term license agreement	75,406	-
Amortization of intangible assets	112,613	-
Stock issued for services, compensation, and license agreement	3,333	47,591
Loss on spin-off of operations	-	1,118,609
Gain on bargain purchase	(2,005,282)	-
(Gain) loss on debt extinguishment	(19,387)	2,767,422
Realized gain on cryptocurrency	(17,454)	-
Unrealized gain on cryptocurrency	(95,926)	-
Changes in operating assets and liabilities:
Receivables	114,327	325,936
Prepaid assets	(4,749)	-
Short term advances from related parties	36,010	-
Other current assets	583,177	1,500
Accounts payable and accrued liabilities	(675,065)	(112,847)
Customer advance	265,000	-
Deferred revenue	383,417	122,399
Accrued interest	4,147	76,602
Accrued interest - related parties	5,000	3,000
Net cash provided by operating activities	(1,790,747)	(1,589,914)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received in acquisition	3,740	3,550
Net cash provided by investing activities	3,740	3,550

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	894,000	368,253
Repayments for related party payables	(201,500)	(392,500)
Proceeds from debt	670,000	1,675,000
Repayments for debt	(142,000)	(556,085)
Payments for share repurchase	(91,000)	-
Proceeds from the sale of stock	-	492,000
Net cash provided by financing activities	1,129,500	1,586,668

Effect of exchange rate translation on cash	(3,370)	-

Net increase (decrease) in cash and cash equivalents	(660,877)	304
Cash and cash equivalents-beginning of period	1,490,686	1,616
Cash and cash equivalents-end of period	$829,809	$1,920

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$78,000
Income taxes	$42,189	$13,340
Non cash investing and financing activities:
Common stock issued for acquisition	$1,100,000	$662,048
Common stock issued in settlement of debt	$-	$2,322,606
Common stock issued for prepaid services and long term license agreement	$6,667	$2,215,909

The accompanying notes are an integral part of these condensed consolidated financial statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

Investview, Inc. was incorporated on January 30, 1946, under the laws of the state of Utah as the Uintah Mountain Copper Mining Company. In January 2005 the Company changed domicile to Nevada, and changed its name to Voxpath Holding, Inc. In September of 2006 the Company merged The Retirement Solution Inc. through a Share Purchase Agreement into Voxpath Holdings, Inc. and then changed its name to TheRetirementSolution.Com, Inc. In October 2008 the Company changed its name to Global Investor Services, Inc., before changing its name to Investview, Inc., on March 27, 2012.

On March 31, 2017, we entered into a Contribution Agreement with the members of Wealth Generators, LLC, a limited liability company (“Wealth Generators”), pursuant to which the Wealth Generators members agreed to contribute 100% of the outstanding securities of Wealth Generators in exchange for an aggregate of 1,358,670,942 shares of our common stock. The closing of the Contribution Agreement was effective April 1, 2017, and Wealth Generators became our wholly owned subsidiary and the former members of Wealth Generators became our stockholders and control the majority of our outstanding common stock.

On June 6, 2017, we entered into an Acquisition Agreement with Market Trend Strategies, LLC, a company whose members are also former members of our management. Under the Acquisition Agreement, we spun-off our operations that existed prior to the merger with Wealth Generators and sold the intangible assets used in those pre-merger operations in exchange for Market Trend Strategies’ assumption of $419,139 in pre-merger liabilities.

On February 28, 2018, we filed a name change for Wealth Generators, LLC to Kuvera, LLC (“Kuvera”) and on May 7, 2018 we established WealthGen Global, LLC as a Utah limited liability company and a wholly owned subsidiary of Investview, Inc.

On July 20, 2018, Investview, Inc. entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 Shares of Investview’s common stock (see Note 9).

Nature of Business

Through our wholly owned subsidiary, Kuvera, we provide research, education, and investment tools designed to assist the self-directed investor in successfully navigating the financial markets. These services include research, trade alerts, and live trading rooms that include instruction in equities, options, FOREX, ETFs, binary options, crowdfunding and cryptocurrency mining services and sector education. In addition to trading tools and research, we also offer full education and software applications to assist the individual in debt reduction, increased savings, budgeting, and proper tax management. Each product subscription includes a core set of trading tools/research along with the personal finance management suite to provide an individual with complete access to the information necessary to cultivate and manage his or her financial situation. Different packages are available through a monthly subscription that can be cancelled at any time at the discretion of the customer. A unique component of the product marketing plan is the distribution method whereby all subscriptions are sold via current participating customers who choose to distribute and sell the services by participating in the bonus plan. The bonus plan participation is purely optional but enables individuals to create an additional income stream to further support their personal financial goals and objectives.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations (Regulation S-X) of the Securities and Exchange Commission (the “SEC”) and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and six months ended September 30, 2018, are not necessarily indicative of the operating results that may be expected for the year ending March 31, 2019. These unaudited condensed consolidated financial statements should be read in conjunction with the March 31, 2018 consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended March 31, 2018.

Principles of Consolidation

The consolidated financial statements include the accounts of Investview, Inc., and our wholly owned subsidiaries, Kuvera, LLC, Investment Tools & Training, LLC, Razor Data Corp., S.A.F.E. Management, LLC, WealthGen Global, LLC, United Games, LLC, and United League, LLC. We have determined that one affiliated entity, Kuvera LATAM S.A.S., which we conduct business with, is a variable interest entity and we are the primary beneficiary of the entity’s activities. As a result, we have consolidated the accounts of this variable interest entity into the accompanying consolidated financial statements. Further, because the Company does not have any ownership interest in this variable interest entity, the Company has allocated the contributed capital in the variable interest entity as a component of noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these consolidated financial statements to conform to current period classifications.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Exchange

We have consolidated the accounts of Kuvera LATAM S.A.S. into our consolidated financial statements. The operations of Kuvera LATAM S.A.S. are conducted in Colombia and its functional currency is the Colombian Peso.

The financial statements of Kuvera LATAM S.A.S. are prepared using the Colombian Peso and have been translated into U.S. dollars (“USD”). Assets and liabilities are translated into USD at the applicable exchange rates at period-end. Stockholders’ equity is translated using historical exchange rates. Revenue and expenses are translated at the average exchange rates for the period. Any translation adjustments are included as foreign currency translation adjustments in accumulated other comprehensive income in our stockholders’ equity (deficit).

The following rates were used to translate the accounts of Kuvera LATAM S.A.S. into USD at the following balance sheet dates.

	September 30, 2018	March 31, 2018
Colombian Peso to USD	0.00034	0.00036

The following rates were used to translate the accounts of Kuvera LATAM S.A.S. into USD for the following operating periods.

	Six Months Ended September 30,
	2018	2017
Colombian Peso to USD	0.00034	n/a

Cryptocurrencies

We hold cryptocurrency-denominated assets (“cryptocurrencies”) and include them in our consolidated balance sheet as other current assets. We record cryptocurrencies at fair market value and recognize the change in the fair value of our cryptocurrencies as an unrealized gain or loss in the consolidated statement of operations. As of September 30, 2018 and March 31, 2018 the fair value of our cryptocurrencies was $10,573 and $480,370, respectively. During the six months ended September 30, 2018 we recorded $17,454 and $95,926 as a total realized and unrealized gain (loss) on cryptocurrency. We recorded no gain or loss on cryptocurrencies during the six months ended September 30, 2017. During the three months ended September 30, 2018 we recorded $(6,278) and $(4,244) as a total realized and unrealized gain (loss) on cryptocurrency. We recorded no gain or loss on cryptocurrencies during the thee months ended September 30, 2017.

Long-Lived Assets – Intangible Assets & License Agreement

We account for our intangible assets and long-term license agreement in accordance with ASC Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

In June of 2017 we issued 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement. Annual amortization over the 15-year life is expected to be $150,400 per year. Amortization recognized for the six months ended September 30, 2018 and 2017 was $75,406 and $47,591, respectively, and the long-term license agreement was recorded at a net value of $2,058,214 and $2,133,620 as of September 30, 2018 and March 31, 2018, respectively.

In June of 2018 we purchased United Games, LLC and United League, LLC and recorded the transaction as a business combination (see Note 9). Intangible assets acquired in the business combination were recorded at fair value on the date of acquisition and are being amortized on a straight-line method over their estimated useful lives.

	Estimated
	Useful
	Life
	(years)	Value
FireFan mobile application	4	$804,000
Back office software	10	1,074,000
Tradename/trademark - FireFan	5	472,000
Tradename/trademark - United Games	0.45	4,000
Customer contracts/relationships	5	796,000
		3,150,000
Accumulated amortization as of September 30, 2018		(112,613)
Net book value, September 30, 2108		$3,037,387

Amortization expense is expected to be as follows:

Remainder of 2019	$282,478
Fiscal year ending March 31, 2020	562,000
Fiscal year ending March 31, 2021	562,000
Fiscal year ending March 31, 2022	562,000
Fiscal year ending March 31, 2023	422,126
Fiscal year ending March 31, 2020 and beyond	646,783
$3,037,387

Impairment of Long-Lived Assets

We have adopted ASC Subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable or when the historical cost carrying value of an asset may no longer be appropriate. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period.

The Company evaluates the recoverability of long-lived assets based upon future net cash flows expected to result from the asset, including eventual disposition. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted and an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. During the six months ended September 30, 2018 and 2017 no impairment was recognized.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on our principal or, in the absence of a principal, most advantageous market for the specific asset or liability.

U.S. generally accepted accounting principles provide for a three-level hierarchy of inputs to valuation techniques used to measure fair value, defined as follows:

Level 1:
Inputs that are quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity can access.

Level 2:
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability, including:

●
quoted prices for similar assets or liabilities in active markets;
●
quoted prices for identical or similar assets or liabilities in markets that are not active;
●
inputs other than quoted prices that are observable for the asset or liability; and
●
inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:
Inputs that are unobservable and reflect management’s own assumptions about the inputs market participants would use in pricing the asset or liability based on the best information available in the circumstances (e.g., internally derived assumptions surrounding the timing and amount of expected cash flows).

Our financial instruments consist of cash, accounts receivable, accounts payable, and debt. We have determined that the book value of our outstanding financial instruments as of September 30, 2018 and March 31, 2018, approximates the fair value due to their short-term nature.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of September 30, 2018:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$10,573	$-	$-	$10,573
Total Assets	$10,573	$-	$-	$10,573

Total Liabilities	$-	$-	$-	$-

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of March 31, 2018:

	Level 1	Level 2	Level 3	Total
Cryptocurrencies	$480,370	$-	$-	$480,370
Total Assets	$480,370	$-	$-	$480,370

Total Liabilities	$-	$-	$-	$-

Revenue Recognition

Effective April 1, 2018 we adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 606-10, Revenue from Contracts with Customers (“ASC 606-10”). The adoption of ASC 606-10 had no impact on prior year or previously disclosed amounts. In accordance with ASC 606-10, revenue is measured based on a consideration specified in a contract with a customer and recognized when we satisfy the performance obligation specified in each contract.

The majority of our revenue is generated by subscription sales and payment is received at the time of purchase. Our performance obligation is to provide services over a fixed subscription period, therefore we recognize revenue ratably over the subscription period and deferred revenue is recorded for the portion of the subscription period subsequent to each reporting date. Additionally, we offer a 10-day trial period to subscription customers, during which a full refund can be requested if a customer does not like the product. Revenues are deferred during the trial period as collection is not probable until that time has passed. Revenues are presented net of refunds, sales incentives, credits, and known and estimated credit card chargebacks.

We generate revenue from the sale of cryptocurrency mining services to our customers through an arrangement with a third-party supplier. Our performance obligation is to arrange for the third-party to provide mining services to our customers and payment is received at the time of purchase, therefore revenue is recognized upon receipt of payment. We recognize revenue in the amount of the fee to which we are entitled to as an agent, or the amount of consideration that we retain after paying the third-party the consideration received in exchange for the services the third-party is to provide.

Revenue generated for the six months ended September 30, 2018 and 2017, is as follows:

	September 30, 2018			September 30, 2017
	Subscription Revenue	Cryptocurrency Mining Revenue	Total	Subscription Revenue	Cryptocurrency Mining Revenue	Total
Gross billings	$14,677,640	$5,649,601	$20,327,241	$7,017,677	$-	$7,0170,677
Refunds, incentives, credits, and chargebacks	(846,394)	-	(846,394)	(424,570)	-	(424,570)
Amounts paid to supplier	-	(3,871,278)	(3,871,278)	-	-	-
Net revenue	$13,831,246	$1,778,323	$15,609,569	$6,593,107	$-	$6,593,107

Revenue generated for the three months ended September 30, 2018 and 2017, is as follows:

	September 30, 2018			September 30, 2017
	Subscription Revenue	Cryptocurrency Mining Revenue	Total	Subscription Revenue	Cryptocurrency Mining Revenue	Total
Gross billings	$8,166,854	$1,480,131	$9,646,985	$3,827,590	$-	$3,827,590
Refunds, incentives, credits, and chargebacks	(446,997)	-	(446,997)	(212,285)	-	(212,285)
Amounts paid to supplier	-	(1,102,240)	(1,102,240)	-	-	-
Net revenue	$7,719,857	$377,891	$8,097,748	$3,615,305	$-	$3,615,305

Net Income (Loss) per Share

We follow ASC subtopic 260-10, Earnings per Share (“ASC 260-10”), which specifies the computation, presentation, and disclosure requirements of earnings per share information. Basic loss per share has been calculated based upon the weighted average number of common shares outstanding. Convertible debt, stock options, and warrants have been excluded as common stock equivalents in the diluted loss per share because their effect is anti-dilutive on the computation.

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	September 30, 2018	September 30, 2017
Options to purchase common stock	35,000	35,000
Warrants to purchase common stock	6,052,497	6,534,810
Totals	6,087,497	6,569,810

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

There are no recently issued accounting pronouncements that the Company has not yet adopted that they believe are applicable or would have a material impact on the financial statements of the Company.

NOTE 4 – GOING CONCERN AND LIQUIDITY

Our financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have incurred significant recurring losses, which have resulted in an accumulated deficit of $20,611,269 as of September 30, 2018, along with a net loss of $558,334 and net cash used in operations of $1,790,747 for the six months ended September 30, 2018. Additionally, as of September 30, 2018, we had cash of $829,809 and a working capital deficit of $6,413,814. These factors raise substantial doubt about our ability to continue as a going concern.

Historically we have relied on increasing revenues and new debt financing to pay for operational expenses and debt as it came due. During the six months ended September 30, 2018, we raised $670,000 in cash proceeds from new debt arrangements and raised $894,000 in cash proceeds from related parties. Going forward we plan to reduce obligations with cash flow provided by operations and pursue additional debt and equity financing; however, we cannot assure that funds will be available on terms acceptable to us, or if available, will be sufficient to enable us to fully complete our development activities or sustain operations. Nevertheless, the shortage of working capital adversely affects our ability to develop or participate in activities that promote our business, because a substantial portion of cash flow goes to reduce debt rather than to advance operating activities. To address this, we have implemented a series of adjustments to our affiliate/distributor bonus plan. These adjustments are designed to bring the maximum payout percentage in line with company objectives. During prior periods, the bonus plan had exceeded maximum payouts and consistently paid out near the maximum percentage. We believe the adjustments initiated will reduce the payout over time with payout percentages closer to 60%.

Accordingly, the accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 – RELATED-PARTY TRANSACTIONS

Our related-party payables consisted of the following:

	September 30, 2018	March 31, 2018
Short-term advances [1]	$594,380	$1,880
Short-term Promissory Note entered into on 8/17/18, in default [2]	105,000	-
	$694,380	$1,880
_______________

[1]
We periodically receive advances for operating funds from our current majority shareholders and other related parties, including entities that are owned, controlled, or influenced by our owners or management. These advances are due on demand, generally have no interest or fees associated with them, and are unsecured. During the six months ending September 30, 2018, we received $794,000 in cash proceeds from advances and repaid related parties $201,500.

[2]
A member of the senior management team advanced funds of $100,000 on August 17, 2018, under a short-term promissory note due to be repaid on August 31, 2018. The note has a fixed interest payment of $5,000 which was recorded as interest expense in the statement of operations.

NOTE 6 – DEBT

Our debt consisted of the following:

	September 30, 2018	March 31, 2018
Revenue share agreement entered into on 6/28/16 [1]	$53,245	$195,245
Promissory note entered into on 9/19/18 [2]	104,000	-
Secured merchant agreement for future receivables entered into on 9/28/18 [3]	570,147	-
	$727,392	$195,245
_______________

[1]
During April 2016, we entered into a Royalty Agreement, which was replaced with a Revenue Share Agreement dated June 28, 2016, which was amended in October of 2016. Cash receipts were received of $100,000, $150,000, and $250,000 on April 19, May 11, and June 29, 2016, respectively. In accordance with the terms of the final amended agreement, we are required to make payments of $25,000 per month or a 3% royalty for the previous month’s sales, whichever is greater, beginning February 15, 2017, until the lender has been repaid $600,000. During the six months ended September 30, 2018, we repaid $142,000.

[2]
In September 2018 we entered into a promissory note for $100,000 with a maturity date of October 1, 2018. The promissory note has a fixed interest amount of $4,000 which was recorded as interest expense in the statement of operations.

[3]
During September 2018 we entered into a Secured Merchant Agreement for future receivables with an entity that provides quick access to working capital. On September 28, 2018, we received proceeds from this arrangement of $570,000. In accordance with the terms of the agreement, we are required to repay $839,400 by making ACH payments in the amount of 10% of our daily cash receipts. Accordingly, we recorded $269,400 as a debt discount at the inception of the agreement, which was the difference between the funds received and the amount that was to be repaid. We amortized $147 into interest expense during the six months ended September 30, 2018.

NOTE 7 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 and our Board of Directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock, which has not yet been done. As of September 30 and March 31, 2018 we had no preferred stock issued or outstanding.

Common Stock

During the six months ended September 30, 2018, we had issued 50,000,000 shares of common stock for the acquisition of United Games, LLC and United League, LLC (see Note 9). We also issued 1,000,000 shares of common stock, valued at $10,000 based on the market date on the day of issuance, to an employee for compensation, which is subject to forfeiture if the employee is not in good standing 6 months after the date of issuance. Of the $10,000 value we recognized $3,333 as an expense during the six months ending September 30, 2018 and $6,667 was recorded as a prepaid asset. Also during the 6 months ended September 30, 2018 we repurchased 7,000,000 shares of common stock for $91,000. As of September 30 and March 31, 2018, the Company had 2,213,661,318 and 2,169,661,318 shares of common stock issued and outstanding, respectively.

Employee Stock Options

The nonqualified plan adopted in 2007 authorized 65,000 shares, of which 47,500 had been granted as of March 31, 2018. The qualified plan adopted in October of 2008 authorizes 125,000 shares and was approved by a majority of our shareholders on September 16, 2009. As of March 31, 2018, 42,500 shares had been granted under the 2008 plan. Effective April 1, 2018 we cancelled both the 2007 and 2008 plans, as well as any shares that were allocated under the plans and were not yet issued.

The following table summarizes the changes in employee stock options outstanding and the related prices for the shares of our common stock issued to employees under two employee stock option plans:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (years)	Value
Options outstanding at March 31, 2017	35,000	$10.00	2.51	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at March 31, 2018	35,000	$10.00	1.51	$-
Granted	-	$-
Exercised	-	$-
Canceled / expired	-	$-
Options outstanding at September 30, 2018	35,000	$10.00	1.01	$-
Options exercisable at September 30, 2018	35,000	$10.00	1.01	$-

Stock-based compensation expense in connection with options granted to employees for the three and six months ended September 30, 2018 and 2017, was $0.

Warrants

The following table summarizes the warrants outstanding and the related prices for the shares of our common stock as of September 30, 2018:

	Warrants Outstanding			Warrants Exercisable
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Exercisable	Price
$1.50	6,052,497	0.75	$1.50	6,052,497	$1.50

Transactions involving our warrant issuance are summarized as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price
Warrants outstanding at March 31, 2017	6,534,810	$1.48
Granted / restated	-	$-
Canceled	-	$-
Expired	(365,313)	$1.18
Warrants outstanding at March 31, 2018	6,169,497	$1.50
Granted	-	$-
Canceled	-	$-
Expired	(117,000)	$1.35
Warrants outstanding at September 30, 2018	6,052,497	$1.50

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, we may be or have been involved in legal proceedings from time to time. Below is a description of all legal proceedings we were involved in as of September 30, 2018.

●
On November 1, 2017, we filed a lawsuit in the Fourth Judicial District Court for Utah County, State of Utah, Wealth Generators, LLC, v. Evan Cabral, Daniel Lopez, John Legarreta, Johnathan Lopez, Julian Kuschner, Nick Gomez, Luke Shulla, Nestor Velazquez, Christopher Terry, Isis De La Torre, Alex Morton, Ivan Briongos, Brandon Boyd, and International Markets Live Ltd. d/b/a iMarketslive, Civil No. 170401615, alleging corporate espionage and misappropriation of corporate information. The lawsuit alleges that International Markets Live Ltd., dba iMarketslive, conspired with a number of individuals affiliated with Wealth Generators to steal our confidential information, intellectual property, and trade secrets. We are seeking injunctive relief to protect our business and damages of not less than $300,000.

●
In February 2018, we received a subpoena from the United States Commodity Futures Trading Commission (“CFTC”). We complied with the terms of the subpoena, negotiated a resolution of this matter with the CFTC staff, and a final order was issued on September 14, 2018. Under the order, we are not admitting or denying any of the allegations, will pay a fine of $150,000, and have agreed not to act as an unregistered Commodities Trading Advisor in the future. As of September 30, 2018 we have paid $15,000 to CFTC and the remaining unpaid balance has been included in Accounts Payable and Accrued Liabilities on our consolidated balance sheet.

●
Jim Westphal filed a wage claim against Kuvera, LLC (at the time named Wealth Generators, LLC), in the United States District Court for the District of Utah, Central Division (Case No. 2:18-cv-00080) in the amount of $6,500 plus liquidated damages. Plaintiff is claiming unpaid overtime wages. Wealth Generators contends that Mr. Westphal was an independent contractor, hired on a limited basis to perform software services, and is accordingly not entitled to overtime payments under the Fair Labor Standards Act. Moreover, Plaintiff never provided the promised software pursuant to the parties’ agreement. We filed a counterclaim on July 12, 2018, seeking damages of approximately $20,000 and demanding a jury trial.

NOTE 9 – ACQUISITION

On July 20, 2018, we entered into a Purchase Agreement with United Games Marketing LLC, a Utah limited liability company, to purchase its wholly owned subsidiaries United Games, LLC and United League, LLC for 50,000,000 shares of our common stock. United Games, LLC and United League, LLC provide distributor marketing back-office and commission tools and online sports gaming experience for users of their applications distributed through their networks of affiliates therefore we expect significant synergies to exist as a result of combining operations.

The transaction was accounted for as a business combination using the acquisition method of accounting in accordance with the FASB (ASC Topic 805). The following table summarizes the purchase accounting for the fair value of the assets acquired and liabilities assumed at the date of the acquisition and the gain on bargain purchase which resulted from the fair value of the intangible assets acquired exceeding the fair value of our common stock given as consideration.

Cash	$3,740
Receivables	361,345
Intangible assets (see Note 2)	3,150,000
Total assets acquired	3,515,085

Accounts payable and accrued liabilities	409,803
Total liabilities assumed	409,803

Net assets acquired	3,105,282

Consideration	1,100,000

Gain on bargain purchase	$2,005,282

United Games, LLC and United League, LLC recorded combined revenue of $397,661 and a combined net loss of $187,556 since the July 20, 2018 acquisition date, which were included in our consolidated statement of operations for the six months ended September 30, 2018.

The table below represents the pro forma revenue and net income (loss) for the six months ended September 30, 2018 and 2017, assuming the acquisition had occurred on April 1, 2017, pursuant to ASC Subtopic 805-10-50. This pro forma information does not purport to represent what the actual results of our operations would have been had the acquisition occurred on this date nor does it purport to predict the results of operations for future periods:

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Revenues	$7,922,613	$5,082,325	$14,769,395	$10,086,101
Net income (loss)	$858,711	$(1,457,172)	$(868,974)	$(6,451,091)
Loss per common share	$0.00	$(0.00)	$(0.00)	$(0.00)

NOTE 10 – SUBSEQUENT EVENTS

In October 2018 we entered into a Secured Merchant Agreement for the purchase and sale of future receivables. In conjunction with this agreement we received proceeds from this arrangement of $500,000 and are required to repay $699,500 by making ACH payments in the amount of 25% of our daily cash receipts.

In accordance with ASC Topic 855, Subsequent Events, we have evaluated subsequent events through the date of this filing and have determined that there are no additional subsequent events that require disclosure.

PART II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by the Registrant in connection with the offering (excluding underwriting discounts and commissions):

Nature of Expense	Amount(1)
SEC registration fee	$152
Transfer agent’s, and registrars’ fees and expenses	2,000
Accounting fees and expenses	10,000
Legal fees and expenses	15,000
Miscellaneous	2,848
Total	$30,000
_______________
(1) All amounts except SEC registration fee are estimates.

Item 14. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statures and “Article VII—Indemnification of Officers, Directors, and Others” of the Registrant’s amended and restated articles of incorporation provide for indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act, and therefore, is unenforceable. See “Item 17. Undertakings.”

Item 15. Recent Sales Unregistered Securities

During the year ended March 31, 2018, we issued 267,127,500 shares of common stock for net proceeds of $2,495,338. We issued 125,000 shares of common stock with a value of $7,500 for a one-year consulting agreement, 80,000,000 shares of common stock with a value of $2,256,000 for a 15-year license agreement, and 94,250,333 shares of common stock with a value of $6,719,734 for consulting and service agreements; of the value of the shares issued for services and the license agreement $6,846,060 was recorded as expense, $3,555 was recorded as a prepaid asset, and $2,133,620 was recorded as a long-term license agreement during the year ended March 31, 2018. We also issued 239,575,884 shares of our common stock in settlement of debt, wherein accrued liabilities, principal, accrued interest, and derivative liabilities were extinguished in the amounts of $435,892, $2,348,606, $20,696, and $38,557, respectively, and we recognized a loss on the settlement of debt in the amount of $3,186,394 in the statement of operations for the year ended March 31, 2018. In conjunction with the shares issued for the settlement of debt, a gain of $413,012 related to the period prior to the reverse acquisition with Wealth Generators was excluded from the statement of operations. As a result of the reverse acquisition, we issued 1,358,670,942 shares of common stock. During the year ended March 31, 2018, we entered into an equity distribution agreement that provides for cash advances up to $5,000,000 in exchange for shares of our common stock, to be fulfilled at our request. Pursuant to that agreement, we issued 4,273,504 shares of common stock as a commitment fee, recorded a liability of $250,000 for future commitment fees to be paid, and paid cash of $15,000 for due diligence costs. As a result, common stock increased $4,274 and additional paid in capital decreased by $269,274 to offset any proceeds from future equity transactions resulting from the agreement. During the year ended March 31, 2018, we cancelled 250,000 shares of common stock and 1,300 shares of treasury stock, resulting in a decrease in common stock of $251, a decrease in additional paid in capital of $8,338, and a decrease in treasury stock of $8,589.

In conjunction with the sale of common stock during the year ended March 31, 2018, we provided a guarantee to certain individuals such that we would issue additional shares of our common stock if the average closing price of our common stock fell below $0.02 per share on the 20 days preceding the 18-month anniversary of the date the shares were originally sold. As a result of this guarantee we have recorded $626,388 in accounts payable and accrued liabilities on our balance sheet as of March 31, 2018.

During the year ended March 31, 2017, we issued 10,670,840 shares of common stock in exchange for $157,500 of cash proceeds. We issued 6,072,200 shares of common stock with a value of $31,775 for legal and consulting services, of which $18,390 was for current year services and $173,647 was for services incurred in previous periods, therefore we recorded a gain on settlement of debt for $160,262. We issued 21,069,580 and 400,000 shares of stock valued at $983,735 and $25,800 for compensation and director fees, respectively, of which $536,575 was for current year services and $472,960 was for amounts previously accrued. We also issued 72,709,924 shares of common stock in settlement of debt, wherein principal, accrued interest, and derivative liabilities were extinguished in the amounts of $1,994,362, $414,160, and $128,490, respectively, and we recognized a gain on the settlement of debt in the amount of $2,163,813. We also wrote off $250,000 worth of Common Stock Subscription Receivable to Additional Paid in Capital during the year ended March 31, 2017, due to the amounts being uncollectible.

During the six months ended September 30, 2018, we issued 50,000,000 shares of common stock for the acquisition of United Games, LLC and United League, LLC. We also issued 1,000,000 shares of common stock, valued at $10,000 based on the market date on the day of issuance, to an employee for compensation, which is subject to forfeiture if the employee is not in good standing six months after the date of issuance. Also during the six months ended September 30, 2018, we repurchased 7,000,000 shares of common stock for $91,000.

On December 29, 2018, we issued 3,000,000 shares of our common stock to TRITON FUNDS LLC as a donation as agreed in the Common Stock Purchase Agreement with TRITON FUNDS LP.

The securities represented by each of the transactions described above were issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Each of the investors is either an “accredited investor” as defined in Rule 501(a) of Regulation D or a sophisticated investor able to bear the risks of the investment. Each investor confirmed the foregoing and acknowledged that the securities must be acquired and held for investment. All certificates evidencing the shares of common stock on conversion of the notes, issuances under the restricted stock grants, or upon the exercise of the warrants will bear a restrictive legend. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number*	Title of Document	Location

Item 2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.01	Contribution Agreement between Investview, Inc., Wealth Generators, LLC, and the members of Wealth Generators, LLC dated March 31, 2017	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2017

Item 3	Articles of Incorporation and Bylaws
3.01	Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.02	Articles of Amendments to the Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.03	Bylaws	Incorporated by reference to the Form 10SB12G filed August 12, 1999

3.04	Amendment to Articles of Incorporation or by-laws	Incorporated by reference to the Current Report on Form 8-K filed February 15, 2007

3.05	Certificate of Change filed pursuant to NRS 78.209	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.06	Articles of Merger filed pursuant to NRS 92.A.200	Incorporated by reference to the Current Report on Form 8-K filed April 6, 2012

3.07	Certificate of Amendment to Articles of Incorporation	Incorporated by reference to the Definitive Information Statement filed December 20, 2017

Item 4	Instruments Defining the Rights of Security Holders, including indentures
4.01	Common Stock Specimen	Incorporated by reference to the Registration Statement on Form S-1 filed January 12, 2018.

Item 5	Opinion re Legality
5.01	Opinion of Michael Best & Friedrich LLP	This filing.

Item 10	Material Contracts

10.01	Form of Common Stock Purchase Warrant dated July 7, 2011	Incorporated by reference to the Current Report on Form 8-K filed July 13, 2011

10.02	Form of Common Stock Purchase Warrant – August 2012	Incorporated by reference to the Current Report on Form 8-K filed August 20, 2012

10.03	2012 Incentive Stock Plan**	Incorporated by reference to the Registration Statement on Form S-8 filed July 25, 2012

10.04	Form of Common Stock Purchase Warrant issued to Allied Global Ventures LLC	Incorporated by reference to the Current Report on Form 8-K filed October 8, 2013

10.05	Form of Common Stock Purchase Warrant	Incorporated by reference to the Current Report on Form 8-K filed June 11, 2014

10.06	Form of Common Stock Purchase Warrant – September 30, 2014	Incorporated by reference to the Current Report on Form 8-K filed October 7, 2014

10.22	Form of Conversion Agreement dated June 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.23	Agreement entered into with CTB Rise International Inc. dated June 7, 2017	Incorporated by reference to the Current Report on Form 8-K filed June 12, 2017

10.24	Founder Employment Agreement between Investview, Inc. and Ryan Smith, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.25	Founder Employment Agreement between Investview, Inc. and Annette Raynor, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.26	Founder Employment Agreement between Investview, Inc. and Chad Miller, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.27	Founder Employment Agreement between Investview, Inc. and Mario Romano, entered October 10, 2017**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.28	Founder Revenue Agreement among Investview, Inc. and Chad Miller, Annette Raynor, Mario Romano, and Ryan Smith**	Incorporated by reference to the Current Report on Form 8-K filed October 13, 2017

10.29	Contribution and Exchange Agreement between Investview, Inc. and HODO-mania, Inc., entered October 20, 2017	Incorporated by reference to the Current Report on Form 8-K filed October 27, 2017

10.30	Product Contribution Agreement between Investview, Inc. and Priam Technologies, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.31	Exclusive License Agreement between Investview, Inc. and Binnacle Research Marketing, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.32	Product Contribution Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered November 13, 2017	Incorporated by reference to the Current Report on Form 8-K filed November 15, 2017

10.33	Securities Purchase Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.34	Registration Rights Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.35	Standby Equity Distribution Agreement between InvestView, Inc., and YAII PN, Ltd., entered December 6, 2017	Incorporated by reference to the Current Report on Form 8-K filed December 13, 2017

10.36	Purchase Agreement between United Marketing, LLC and Investview, Inc., entered July 20, 2018	Incorporated by reference from current report on Form 8-K filed July 25, 2018

10.37	Product Contribution Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered May 1, 2018	Incorporated by reference from the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed August 14, 2018

10.38	Capital Crypto Mining Agreement between Investview, Inc. and WestMyn Technology Services, Inc., entered May 1, 2018	Incorporated by reference from the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed August 14, 2018

10.39	Master Services Agreement between Investview, Inc., its assigns, and BYOBitcoin LLC	Incorporated by reference from current report on Form 8-K filed September 25, 2018

10.41	Stock Buyback Letter Agreement between Investview, Inc. and Yorkville Advisors Global, LP and its subsidiaries dated September 13, 2018	Incorporated by reference from current report on Form 8-K filed September 26, 2018

10.42	Common Stock Purchase Agreement between Investview, Inc. and TRITON FUNDS, LP., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019

10.43	Registration Rights Agreement between Investview, Inc. and TRITON FUNDS, LP., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019

10.44	Share Donation Agreement between Investview, Inc. and TRITON FUNDS, LP, Ltd., entered December 29, 2018	Incorporated by reference to the Current Report on Form 8-K filed January 7, 2019

Item 21	Subsidiaries of the Registrant
21.01	Schedule of Subsidiaries	This filing.

Item 23	Consents of Experts and Counsel
23.01	Consent of Haynie & Company	This filing.

23.02	Consent of Michael Best & Friedrich LLP	Included in exhibit 5.01.

Item 24	Power of Attorney
24.01	Power of Attorney	See signature page to this filing.

Item 101	Interactive Data Files***
101.INS	XBRL Instance Document	To be filed by amendment.

101.SCH	XBRL Taxonomy Extension Schema	To be filed by amendment.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase	To be filed by amendment.

101.DEF	XBRL Taxonomy Extension Definition Linkbase	To be filed by amendment.

101.LAB	XBRL Taxonomy Extension Label Linkbase	To be filed by amendment.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase	To be filed by amendment.
_______________________
*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.
**
Identifies each management contract or compensatory plan or arrangement required to be filed as an exhibit, as required by Item 15(a)(3) of Form 10-K.
***
Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or Annual Report for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Exchange Act of 1934 and otherwise are not subject to liability.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 22nd day of January, 2019.

INVESTVIEW, INC.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

By:	/s/ William C. Kosoff
William C. Kosoff
Acting Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Ryan Smith
Ryan Smith	Chief Executive Officer and Director	02/01/19

/s/ Ryan Smith attorney-in fact
Annette Raynor	Chief Operating Officer and Director	02/01/19

/s/ Ryan Smith attorney-in-fact
Chad Miller	Director	02/01/19

/s/ William C. Kosoff
William C. Kosoff	Acting Chief Financial Officer and Principal Accounting Officer	02/01/19